APOLLO CODE OF ETHICS May 2018

4.6   REPORTING LOST, STOLEN, OR POTENTIALLY COMPROMISED PERSONAL INFORMATION OR

BUSINESS SENSITIVE INFORMATION............................................................................................. 8

4.7   THIRD PARTY ACCESS TO PERSONAL INFORMATION AND BUSINESS SENSITIVE

INFORMATION .............................................................................................................................. 9

4.8   PRIOR EMPLOYER’S CONFIDENTIAL INFORMATION AND TRADE SECRETS ........................... 9

4.9   PUBLICATIONS, SPEECHES, AND OTHER COMMUNICATIONS RELATING TO APOLLO’S

5.     APPROPRIATE USE OF TECHNOLOGY AND APOLLO RESOURCES POLICY10

7.3   POLICIES AND PROCEDURES CONCERNING PROTECTION OF MATERIAL NON-PUBLIC

INFORMATION AND OTHER CONFIDENTIAL INFORMATION......................................................... 20

7.4   LIMITING INADVERTENT ACCESS TO MATERIAL NON-PUBLIC INFORMATION AND OTHER

8.3   PRE-CLEARANCE FOR TRADES OTHER THAN IN APOLLO, APOLLO-SPONSORED, OR ATHENE

10.2     ARE THERE TOPICS THAT COVERED PERSONS SHOULD NOT DISCUSS WITH INVESTORS? 34

11.   OUTSIDE ACTIVITIES, GIFTS AND OTHER POTENTIAL CONFLICTS OF INTEREST .................................................................................................................................. 34

11.1     MAKING IMPARTIAL BUSINESS DECISIONS .................................................................... 34

11.2     POTENTIAL CONFLICTS OF INTEREST UNDER LIMITED PARTNERSHIP AGREEMENTS AND

12.2     PRE-CLEARANCE OF POLITICAL CONTRIBUTIONS AND CONTRIBUTION RELATED

13.4     CONTRACTS WITH THIRD PARTY AGENTS AND CONSULTANTS (“COVERED

1.         INTRODUCTION

Our integrity and reputation depend on our ability to do the right thing.  Apollo is committed to promoting an organizational culture that encourages ethical conduct and compliance with the law and all Firm policies and procedures.  As used in the Apollo Code of Ethics (the “Code”), “Apollo” or the “Firm” refers to Apollo Management, L.P., Apollo Capital Management, L.P., Apollo Credit Management, LLC, Apollo Global Real Estate Management, L.P., Apollo Investment Management, L.P., affiliated investment advisers, any subsequently formed or acquired investment adviser (which, collectively, conduct a single advisory business) and all of their affiliated entities.  “Apollo” does not include any Apollo fund or Apollo fund portfolio company.

In  our  capacity  as  investment  managers  to  various  private  funds  and  separately  managed accounts (“clients”), we act as fiduciaries and thus owe a series of duties to these clients, including a general duty to act in their best interest at all times and avoid actual and apparent conflicts of interest. We have registered Apollo Management, L.P., Apollo Capital Management, L.P.,  Apollo  Credit  Management,  LLC,  Apollo  Global  Real  Estate  Management,  L.P.,  and Apollo Investment Management, L.P. with the U.S. Securities and Exchange Commission (“SEC”).  In addition, Apollo Management, L.P., Apollo Capital Management, L.P. and Apollo Global Real Estate Management, L.P. (the “filing advisers”) each have a number of “relying advisers” also deemed to be registered with the SEC as investment advisers so long as they (i) comply with the substantive provisions of the Investment Advisers Act of 1940 (“Advisers Act”), (ii) are subject to examination by the SEC, (iii) operate under the policies and procedures in this manual and Apollo’s Supervisory Procedures Manual, (iv) only advise private funds and separate account clients that are qualified clients (as defined in Advisers Act Rule 205-3), (v) rely on the registration of a filing adviser that has its principal office and place of business in the United States, and (vi) identify themselves as relying advisers on Form ADV and disclose that they are filing a single Form ADV with the registered investment adviser.

The Code describes legal and ethical responsibilities that all Apollo partners, employees, members,  owners,  principals,  directors  and  officers  and,  where  applicable,  consultants  (as defined in Section 2.2 and collectively “Covered Persons”) are expected to uphold. It is a guide that is intended to alert Covered Persons to significant issues that may arise.  However, it is not a summary of all laws or policies that apply to Apollo’s business, nor can it serve as a substitute for good judgment.  The Code is based on our fundamental understanding that no one at Apollo should ever sacrifice integrity -- or give the impression that they have -- even if they think it would help the Firm’s business.

Each of us is accountable for our actions, and each of us is responsible for knowing and abiding by the policies that apply to us.  You can look to this Code to guide your decisions in a variety of circumstances.  However, no rulebook can anticipate every situation.  Ultimately, the personal integrity, honesty and conduct of every person associated with Apollo define the character and reputation of our Firm.  The good reputation of the Firm and those associated with it is critical to the success of Apollo.

Never underestimate the importance of your own personal and ethical conduct to the business and success of Apollo.

2.         ADMINISTRATION OF THE CODE OF ETHICS

The Code sets forth certain minimum expectations that Apollo has for you.  You are expected to conduct the Firm’s business in full compliance with both the letter and the spirit of the law, the Code, and any other policies and procedures that may be applicable to you.

The Code is intended to provide general guidance regarding your conduct as a Covered Person. The  Code  is  not  an  exhaustive  consideration  of  all  policies  and  procedures  that  may  be applicable to you, and you are responsible for knowing which policies and procedures (whether or not listed here) apply to you, and for understanding and complying with them.

The Firm will take reasonable steps to ensure that the Code is followed, including monitoring and auditing to confirm compliance and to detect any illegal activity.  The Firm has designated Cindy Michel as the Chief Compliance Officer who has overall responsibility for ensuring the effectiveness of the Code.

As a registered investment adviser, Apollo must comply with the requirements set forth in the Advisers  Act,  and  the  rules  and  regulations  promulgated  thereunder.    This  Code  has  been adopted in compliance with Rule 204A-1 under the Advisers Act.  In addition to providing general guidance regarding your conduct as a Covered Person, this Code, together with Apollo’s Supervisory Procedures Manual, is intended to set forth the relevant requirements that we must follow as fiduciaries and registered investment advisers.

The Firm provides required training for Covered Persons covering some of the policies in this Code.  Additionally, as contemplated by Advisers Act Rule 206(4)-7, Apollo regularly reviews the adequacy of the policies and procedures described herein and the effectiveness of their implementation.

The Code does not create any rights to continued employment, is not an employment contract and does not result in a partnership between you and Apollo.

2.1       Persons Subject to the Code

The Code applies to all Covered Persons, but does not cover limited partners.  The provisions of the Code described in Section 6.3 also apply to former Covered Persons of, and other persons formerly associated with, the Firm.

2.2       Consultants, Agents and Temporary Workers

Certain temporary workers, independent contractors, third-party services providers, operating executives or deal consultants (collectively, “Consultants”) are expected to comply with the Code. Specific arrangements with such persons will vary depending on their relationship to the Firm. Consult the Chief Compliance Officer or designee if you have questions about your obligations or those of others.

2.3       Consequences of Violating the Code

Failure to comply with the Code and with other policies and procedures applicable to you (as amended from time to time) may result in disciplinary action, including dismissal.  Violating any laws that relate to the operation of our business, engaging in any other criminal conduct or failing to take reasonable steps to prevent or detect criminal conduct, insensitivity to, disregard of,  or  lack  of  compliance  with  the  policies  and  procedures  set  forth  in  the  Code,  lack  of adherence to other applicable policies and procedures of the Firm, or failure to cooperate as directed by the Firm with an internal or external investigation, may result in corrective and/or disciplinary action, up to and including immediate termination of employment.  The Firm will take all reasonable actions to enforce the Code.  In cases where a violation of the Code could cause the Firm irreparable harm, it may seek injunctive relief in addition to monetary damages.

2.4       Questions About the Code

The Firm expects you to be thoroughly knowledgeable regarding the policies and procedures of the Firm, including those outlined herein, at all times.  Whenever there is a question as to the propriety of a particular course of conduct or the interpretation of the Firm’s policies and procedures outlined herein, you should consult the Chief Compliance Officer or designee.

2.5       Obligation to Report Violations

Apollo is committed to exercising due diligence to prevent and detect criminal conduct, and promoting an organizational culture that encourages ethical conduct and commitment to compliance with the law.  This Code and the policies of the Firm are intended to be designed, implemented and enforced so that they are effective in preventing and detecting criminal conduct and other violations of the Code and the Firm’s policies and procedures.  Each Covered Person is essential in assisting the Firm in complying with these policies and procedures.

You must promptly report to the Chief Compliance Officer or designee any known or suspected violation of the Code or any applicable law or regulation, whether the suspected violation involves you or another person subject to the Code.

For purposes of the Code, Apollo’s “clients” refers to the funds that it manages and any other person on whose behalf Apollo provides advisory services (e.g., separate accounts); “investors” refers to the persons or entities that invest in the Firm’s clients; and “related parties” refers to Apollo and its direct or indirect affiliates (excluding portfolio companies).

You must immediately report to the Chief Compliance Officer or designee any misdemeanor (other  than  a  minor  traffic  violation),  criminal  charge,  or  arrest  involving  you  personally, whether it relates to the business of the Firm or not.   For a more detailed discussion of what should be reported, see Appendix 2.8.

2.6       Current Version of the Code

Upon initial hire, a copy of the Code will be distributed to each Covered Person on at least an annual basis.  The Code may be amended from time to time.  All amendments are considered part of this Code.   The Firm expects Covered Persons to be thoroughly knowledgeable at all times  regarding  the  investment  and  ethical  policies  and  procedures  of  the  Firm,  including, without limitation, the Firm’s policies and procedures set forth herein.  It is your responsibility to review the Code from time to time to ensure that you are in compliance.

2.7       Affirmation

You are required to affirm, electronically through the Firm’s personal trading system, Personal Trading Control Center (“PTCC”), that you have read and understand the Code, that you will comply with it and that you will not violate the Code or any applicable laws or rules.  This affirmation is required of all Covered Persons when they become Covered Persons.  In addition, all Covered Persons will be required at least annually to re-affirm in PTCC their understanding of and compliance with the then-current Code.  Each Covered Person must notify the Chief Compliance Officer or designee immediately if he or she becomes aware of information that would result in a change in any of this information.  A sample Code of Ethics Certification is included at Appendix 2.7.

2.8       Annual Compliance Certification

All Covered Persons are required to complete a Compliance Certification on an annual basis. This certification requires Covered Persons to attest that they have read, understand, and will continue to comply with the Firm’s Code.  A sample Annual Compliance Certification can be found in Appendix 2.8.

3.         STANDARD OF BUSINESS AND PERSONAL CONDUCT

3.1       Standard of Business Conduct

It is Apollo’s policy to adhere to the highest legal and ethical standards in the conduct of its business.  All Covered Persons must adhere to this same standard of conduct which requires, among other things:

•    Complying with all applicable laws and regulations, including federal securities laws;

•    Being mindful of the Firm’s fiduciary duties at all times;

•    Appropriately managing actual and potential conflicts of interests;

•    Refraining from entering into transactions, including personal securities transactions, that are inconsistent with client interests; and

•    Promptly reporting violations of this Code.

3.2       Standard of Personal Conduct

The personal conduct of every person associated with Apollo impacts the reputation of the Firm. The good reputation of the Firm and those associated with it is critical to the success of Apollo. It is the Firm’s policy that all Covered Persons adhere to highest standards of legal and ethical behavior in their personal conduct and other dealings both inside and outside of the Firm.

3.3       Limits of your Authority

Your authority to act on behalf of Apollo is limited by various laws, regulations, corporate charters, bylaws and resolutions and by internal policies and procedures.  You may not sign any documents, or otherwise represent or exercise authority on behalf of any Apollo entity unless you are specifically authorized to do so.

Any Covered Person who is authorized to act on behalf of Apollo must first conduct appropriate inquiries and due diligence to determine that the taking of such action is appropriate and consistent with the Firm’s business objectives, policies and procedures.  Covered Persons who are responsible for supervising any other person in connection with actions taken on behalf of the Firm must provide appropriate supervision under the circumstances, which may include independently verifying information and conducting additional inquiries, to ensure that it is appropriate to rely on such information.

3.4       Use of Recording Devices

Recording conversations with Covered Persons without their consent is not permitted.

3.5       Threat Protocol

In the event a Covered Person receives a communication containing a threat to any Covered Person or the Firm, he or she must notify the Firm’s Chief Compliance Officer.  The Chief Compliance Offer shall coordinate escalation to the appropriate parties and determine a proper response, which may include implementing additional security measures.

4.         DATA PRIVACY AND CONFIDENTIALITY POLICY

In the course of conducting Apollo business, we may collect and create Business Sensitive Information and Personal Information (as defined in Section 4.1). Such information may be entrusted to us by companies in which Apollo funds invest, prospective portfolio companies of our clients, clients, and investors, and we may receive such information from various other sources. To protect Apollo’s reputation and integrity and to comply with our legal obligations, we must all work to safeguard the Business Sensitive Information and Personal Information that we collect or create.

This Data Privacy and Confidentiality Policy establishes Apollo’s expectations for the collection, storage, processing, and sharing of Business Sensitive Information and Personal Information. The Firm has adopted policies and procedures designed to support the Data Privacy and Confidentiality Policy. Those policies and procedures include the Written Information Security Plan and the policies and procedures contained in Apollo’s Supervisory Procedures Manual and the Employee Handbook.

Apollo expects all Covered Persons to familiarize themselves with this Data Privacy and Confidentiality Policy and the policies and procedures that are relevant to their job roles and responsibilities. The unauthorized collection, processing, storage, or disclosure of Business Sensitive Information or Personal Information could result in serious liability for the Firm and could substantially impact our reputation.

4.1       Definitions

“Personal Information” means any information collected or created in the course of conducting Apollo business that relates to an individual that is either directly identified by that information, or can be identified using a combination of other information, including, but not limited to, name, phone number (home or business), address (home or business), financial account number, social security number or equivalent, driver’s license number, date of birth, user id, device identifiers, cookie identifiers, or medical records. Personal Information includes information that relates to investors and Covered Persons. In the case of Covered Persons, that information may be  contained  in  resumes,  employment  contracts,  offer  letters,  work  records  (including information about disciplinary and grievance proceedings in which they have been involved), performance reviews, and other Human Capital-related records.

“Business Sensitive Information” means any confidential or proprietary business information, collected or created in the course of conducting Apollo business, including information about the Firm,  and  information  related  to  the  Firm’s  clients’  portfolio  companies  and  prospective portfolio companies, investments, and clients. Business Sensitive Information may also include information about multiple competitors in an industry.

The following are examples of Business Sensitive Information:

•    Information about actual or potential investments, clients or investors;

•    Marketing plans or strategies of the Firm, clients or clients’ portfolio companies;

•    Financial  information  concerning  the  Firm,  clients,  related  parties,  clients’  portfolio companies, or investors;

•    Research  and  development  projects  of  the  Firm,  clients,  related  parties,  or  clients’

portfolio companies;

•    Reports or analyses prepared by the Firm, clients, related parties, or clients’ portfolio companies based on Business Sensitive Information; and

•    Information subject to written confidentiality agreements between the Firm, its clients, investors, related parties, clients’ portfolio companies and third parties.

Certain types of Business Sensitive Information may be considered material non-public information, which must be handled with additional care and is subject to additional controls as discussed in Section 7.

Personal Information and Business Sensitive Information may be contained in electronic documents, electronic communications, or hard-copy forms.

4.2       General Principles

Covered  Persons  should  observe  the  following  principles  when  dealing  with  Personal

Information or Business Sensitive Information:

•    Treat all Personal Information and Business Sensitive Information as confidential.

•    Access Personal Information and Business Sensitive Information only for valid business purposes and with proper authorization.

•    Do not use or disclose Personal Information or Business Sensitive Information without a valid business purpose and proper authorization.

•    Consult with a member of Legal or Compliance if you have any questions regarding the collection, use, storage, or sharing of Personal Information or Business Sensitive Information.

4.3       Storage of Personal Information and Business Sensitive Information

Covered Persons should store Personal Information and Business Sensitive Information in a manner  that  respects  and  is  appropriate  to  the  sensitivity  of  the  information.  Apollo’s Supervisory Procedures Manual and other documents may establish requirements for storing Personal Information and Business Sensitive Information. Covered Persons should consult with their supervisors, IT Support, Legal, or Compliance if they have any questions regarding how Personal Information or Business Sensitive Information should be stored.

Covered Persons should store Personal Information and Business Sensitive Information in accordance with applicable data retention and disposal policies and procedures.

When Personal Information or Business Sensitive Information is no longer needed, Covered Persons should dispose of the information in accordance with the Firm’s policies and procedures regarding document retention and disposal, and applicable laws.

Covered  Persons  may  store  Personal  Information  or  Business  Sensitive  Information  on removable  media  only  with  authorization  from  Compliance  and  IT  Support  and  for  valid business purposes. Removable media includes devices or media that allow for read or write access and can be moved from one device to another without modification. Such media includes flash memory devices (e.g., thumb drives), cameras, removable hard drives, hard drive-based mp3 players, optical discs (e.g., CD and DVD disks), and floppy discs. Contact the IT Support team to assist with putting Personal Information or Business Sensitive Information on removable media to ensure the information is encrypted. Personal Information and Business Sensitive Information should be removed from removable media when no longer needed for business purposes.

Covered Persons should consult with their supervisors, Legal, or Compliance if they have questions about the storage of Personal Information or Business Sensitive Information.

4.4       Access to Personal Information and Business Sensitive Information

Covered Persons should access Personal Information and Business Sensitive Information only as authorized and for valid business purposes. The Access Control Policy sets forth policies regarding access to Apollo’s computer and communications systems. Covered Persons should consult their supervisors, Legal, or Compliance if they have questions about policies and procedures that may govern access to Personal Information or Business Sensitive Information. Apollo will take steps to provide Covered Persons with access to Personal Information and Business Sensitive Information consistent with the roles and responsibilities of Covered Persons. Apollo will establish policies and procedures to modify, update, or terminate Covered Persons’ access rights based upon changes in roles and responsibilities, or upon termination of the relationship with Apollo.

4.5       Transporting Personal Information and Business Sensitive Information

Covered Persons should transport Personal Information and Business Sensitive Information from the Firm’s premises only for valid business purposes and as necessary to perform job duties. Whenever Personal Information or Business Sensitive Information is transported off Firm premises, there is an increased risk that the information may be compromised. Covered Persons should therefore take reasonable steps to protect Personal Information and Business Sensitive Information during transport. For example:

•    Hard copy documents should not be left unattended in vehicles or public locations;

•    Covered Persons should take steps to ensure that unauthorized individuals cannot see or read Personal Information and Business Sensitive Information (this includes family members); and

•    As set forth in section 4.3, Covered Persons should store Personal Information and Business Sensitive Information on removable media, laptops, mobile devices, and other portable devices only when protected by appropriate encryption technologies or other safeguards.

The Information Security Officer will specify requirements for the transmission and storage of Personal Information and Business Sensitive Information. Covered Persons should follow those requirements when transmitting or storing Personal Information or Business Sensitive Information. Covered Persons should contact IT Support with any questions about the storage or transmission of such information and to set up channels for transmitting such information as needed.

4.6       Reporting Lost, Stolen, or Potentially Compromised Personal Information or

Business Sensitive Information

If a Covered Person has reason to believe that Personal Information or Business Sensitive Information in any form, including electronic and hard copy formats may have been lost (including where such information is temporarily unavailable), stolen, or otherwise compromised

(e.g., made public, disclosed to, or accessed by a third party without authorization) the Covered Person should report the suspicion to Compliance and IT Support immediately. The failure of any Covered Person to report lost, stolen or otherwise compromised Personal Information or Business Sensitive Information may be deemed a violation of the Code and may result in disciplinary action.

4.7       Third   Party   Access   to   Personal   Information   and   Business   Sensitive

Information

Covered Persons should provide third parties with access to Personal Information and Business Sensitive Information only as authorized and only for valid business purposes. Before sharing Personal Information or Business Sensitive Information with third parties, Covered Persons should confirm that the sharing is consistent with applicable policies set forth in the Supervisory Procedures Manual.

Before engaging service providers to access, store, or otherwise process Personal Information or Business Sensitive Information on behalf of Apollo, Covered Persons must confirm that such service providers have been subject to appropriate due diligence, as determined by Legal and Global Technology.  All contracts with service providers that will access, store, or otherwise process Personal Information or Business Sensitive Information must be reviewed by Legal and Global Technology prior to execution.

4.8       Prior Employer’s Confidential Information and Trade Secrets

Covered Persons should not disclose to Apollo or other Covered Persons any confidential or proprietary information or trade secret of a prior employer nor should Covered Persons use such information while engaged in Apollo business, unless the information or trade secret is then public information through no action of the Covered Person at issue or unless previously agreed to by the prior employer. In addition, Covered Persons must not encourage individuals to share information that may be confidential or proprietary to their current or former employers. All Covered Persons should contact Compliance if they believe they may have confidential information regarding former employers.

4.9       Publications,  Speeches,  and  Other  Communications  Relating  to  Apollo’s

Business

Covered Persons may not publish any written work or work in any medium (including on blogs, bulletin boards, and chat rooms), deliver any public speech (including public testimony, as an expert witness or otherwise), or grant any interview where Covered Persons would reasonably be considered to be communicating on behalf of the Firm regarding the Firm, its businesses, its personnel, its clients, its investors or key contacts without obtaining prior approval from Investor Relations  and  the  Chief  Compliance  Officer  or  designee  by  submitting  a  request  to  the distribution list entitled “Conference Approvals” (external distribution name: ConferenceApprovals@ApolloLP.com).

You must immediately notify a member of Legal and Investor Relations of media inquiries, supplier forums, and requests from clients for testimonials or endorsements.

4.10     Data Transfers

Personal Information may only be transferred outside of the European Economic Area, whether such transfer is between Apollo entities or between Apollo and a third party (such as a service provider in the USA), only with appropriate documentation and related protections in place.  If there is any doubt about whether such documentation and protections are in place, Covered Persons should consult with Legal or Compliance.

4.11     Requests to Exercise Rights Regarding Personal Information

Some countries in which Apollo operates provide individuals certain rights over the Personal Information which relates to them.  These rights may include, subject to local laws, the right to receive a copy of Personal Information about them, the right to have Personal Information updated, corrected or deleted, the right to object to Apollo's use of their Personal Information, the right to have certain Personal Information transmitted to a third party (also known as the

'right to data portability'), the right to withdraw consent, and the right to complain to their local data protection regulatory authority. Covered Persons who receive such a request must follow the process set forth in Apollo's Supervisory Procedures Manual for responding to requests from individuals about their Personal Information.

4.12     Additional Policies and Procedures

Additional applicable and appropriate policies and procedures shall be set forth in Apollo’s Supervisory Procedures Manual and its appendices to further Apollo’s compliance with its privacy and data security obligations, including under European Union data protection laws, and the   Firm’s   commitment   to   safeguarding   Personal   Information   and   Business   Sensitive Information. Covered Persons may be provided with additional notices regarding the processing of Personal Information. For example, Covered Persons working in the European Economic Area (“EEA”) will be presented with the Firm’s European data protection policy/notice for more information about the processing of their Personal Information.

5.         APPROPRIATE USE OF TECHNOLOGY AND APOLLO RESOURCES POLICY

5.1       Generally

We expect Covered Persons to apply their best judgment and use common sense when using the Firm’s resources. The Firm provides computers, networks, systems, and other resources (collectively, “Systems”) for sending and receiving messages via e-mail, social media, instant messaging, text, and telephone ("Messages"), for accessing the Internet and other online systems, and for conducting Firm business. The Systems are Firm property, and, to the extent permitted by applicable laws, the Firm treats all Messages created, sent, received, or stored on the Systems as business Messages that are and remain the property of Firm. Telephones, e-mail systems and other electronic communications devices provided by Apollo, whether in the workplace or elsewhere, are owned and maintained by the Firm.

The Firm’s computer and electronic communications systems are configured to retain records consistent with the Advisers Act and other applicable data retention requirements. To support data retention controls, you must:

•    Save  and  store  all  files,  including  but  not  limited  to  documents,  spreadsheets,  and presentations, only on the Firm network or on third party sites approved by Apollo (contact IT Security for a list of third party sites that have been approved by Apollo);

•    Send all electronic communications related to the Firm’s business through the Firm’s electronic communication systems at all times, including when away from the office; and

•    Conduct Apollo business only via channels that have been approved by IT Support.

Social media and professional networking sites such as Facebook, Twitter, and LinkedIn may not be used to conduct Apollo business.

5.2       Use of the Systems

The use of the Systems through the Firm is a privilege, not a right, and may be revoked. Covered Persons should generally access and use the Systems only to perform work on behalf of Apollo.  Incidental personal use is permitted if it does not interfere with job performance or employment obligations, impact Apollo’s operations, compromise the Systems, consume more than a trivial amount of resources that would otherwise be used for business purposes, give rise to more than nominal additional costs, and interfere with the activities of other Covered Persons.

Under no circumstances should the Systems be used for personal financial gain, to solicit others for activities unrelated to the Firm’s business, or in connection with political campaigns or lobbying.

Therefore, for example, Covered Persons may not:

•    Intentionally waste limited computer resources;

•    Engage in any activity that may harass, threaten or abuse others;

•    Engage     in     activities     that     disrupt     the     workplace      business     environment;

•    Engage in actions that damage Systems, computers, or networks, including hacking or attempting to gain access to a restricted computer or network;

•    Use the Systems to engage in illegal activity or activity that would violate the Firm’s policies;

•    Use   the   Systems   to   communicate   or   transmit   information   containing   Personal Information or Business Sensitive Information except as consistent with the Data Privacy and Confidentiality Policy or other applicable policies, or as authorized by supervisors or Legal;

•    Use the Systems to implement automatic forwarding rules for your Apollo designated email address in Outlook, unless approved by the Chief Compliance Officer or designee;

•    Use the Systems to copy and/or transmit any documents, software, or other information protected by copyright laws, trade secret, patent, or other intellectual property rights;

•    Use the Systems to intentionally access, create, store or transmit material which the Firm may deem offensive, indecent or obscene unless required for a defined business need;

•    Copy,  publish,  store,  transmit,  create,  or  otherwise  handle  Personal  Information  or Business  Sensitive  Information  via  unauthorized  third-party  platforms  (e.g.,  cloud services or personal webmail);

•    Intentionally introduce malicious software into the Firm’s network;

•    Bypass, disable, or tamper with security controls, software, equipment, or security logs;

•    Use the Systems in violation of Firm policies, including the computer, e-mail and internet usage policies described in the Code;

•    Attempt to access any data or programs on the Systems without authorization;

•    Connect any device to the Firm’s Network unless the device is authorized by the IT Support Team;

•    Attempt to change any system configuration without prior approval from the IT Support

Team;

•    Attempt to make any network changes including operating system, registry settings, web browser configuration or printer changes;

•    Download or install software on any Firm computer or device unless the installation has been approved by the IT Support Team;

•    Request funds or signatures for any religious, commercial or other non-Firm purpose;

•    Make any warranty or guarantee on behalf of the Firm, either express or implied (unless this activity is part of normal job duties);

•    Solicit membership or adherence to any outside organization or political cause;

•    Send unnecessarily repetitive Messages or solicitations;

•    Advertise or solicit other Covered Persons for any purpose, unless approved in advance by Firm; or

•    Transmit, access, download, upload, save or display:

o Defamatory, sexually explicit, obscene, offensive or harassing Messages, images, cartoons, jokes, or pictures;

o Profanity, obscenity, slander, or libel;

o Ethnic, religious, or racial slurs; or

o Any  other  Message  that  could  be  construed  as  harassment,  retaliation,  or

disparagement   of    others    based    on   their    sex,    race,    sexual    orientation,

transsexuality,  age,  national  or  ethnic  origin,  disability,  religious  or  political beliefs or any other personal characteristic.

Among other things, the following are also prohibited:

•    Statements, which if made in any other forum, would violate any of the Firm’s policies, including policies against discrimination and harassment and participation in impermissible or illegal activities; and

•    Disclosing Personal Information (that is not your own) or Business Sensitive Information on social media web sites, chat rooms, electronic bulletin boards or blogs without prior approval from the Chief Compliance Officer or designee.

For the avoidance of doubt, incidental and otherwise appropriate use of the Firm’s Systems to post and maintain a professional profile on LinkedIn or similar such social networking sites is permitted.

All Messages should be professional and prudent.   Covered Persons should bear in mind that their Messages may be read by someone other than the person to whom they are sent, and may someday have to be disclosed to outside parties.

Subject to applicable laws and regulations, the Firm reserves the right to monitor, review and disclose all Messages and all information created, stored, or transmitted via the Systems as the Firm  deems  appropriate  for  its  legitimate  purposes  without  further  notice  or  consent  from Covered Persons users. Covered Persons should have no expectation of privacy when using Systems. The Firm conducts regular monitoring of Systems and electronic communications as addressed  in  the  Employee  Privacy  Notice  provided  in  the  Employee  Handbook.  Covered Persons  should  expect  to  have  their  communications  reviewed  as  part  of  this  monitoring program.

5.3       Passwords

Password and user log-on IDs are unique to each authorized user and must be kept confidential. Covered Persons must not share passwords nor may they store user passwords on paper or code them into programs.

Covered Persons should take reasonable steps to preserve the confidentiality and security of their passwords.   Covered Persons should immediately change their passwords if they suspect that their passwords have been compromised, and Covered Persons should immediately report such suspicions to IT Support.

Covered Persons should change their passwords regularly, consistent with the requirements published by IT Support.  See the Password Management Policy for the Firm’s policy regarding password settings and maintenance.

Each Covered Person is responsible for activities conducted using his or her user ID.

5.4       Device Security

Covered  Persons  should  comply  with  the  Device  Security  Policies  issued  by  IT  Security. Covered Persons should not leave computers, laptops, tablets, smartphones, or other devices unattended without implementing lock screens or other safeguards.

5.5       Computer Malware

Computer malware can be injected into the System through the receipt of e-mails, e-mail attachments, or files from other systems.  Covered Persons should use good judgment before opening files attached to e-mails from unknown senders.

Covered Persons must pay attention to and strictly comply with all warnings and instructions of the Firm relating to malware.  Covered Persons must immediately inform the IT Support Team of the suspected presence of any malware on any Firm computer or the Systems of which they become aware.

Covered Persons should take steps to immediately disconnect from the Firm’s network any computer or device that is suspected of being infected with malware or other harmful code.

Covered  Persons  are  prohibited  from  disabling  or  interfering  with  any  malware-scanning software installed on their system.

5.6       Mobile Device Policy

This Mobile Device Policy governs the use of mobile and handheld devices, including broadband cards and broadband chips found in some laptops.  The term "handheld device" encompasses any device which allows you to process, receive, or send data, or make voice calls on a cellular network without the use of a third-party application.

Apollo may provide certain Covered Persons with a mobile device and a corresponding data service plan.  Apollo will determine the types of mobile devices and plans available to Covered Persons and may provide Covered Persons with a choice.  Apollo may replace mobile devices as business needs dictate.  Any mobile device provided by Apollo remains the property of the Firm and must be returned upon request.

Mobile  devices  are  provided  for Firm business,  and  Covered  Persons  should  use  handheld devices in accordance with Section 5.2.

Covered Persons are welcome and encouraged to use their personal mobile devices, provided they are set up by IT Support for use on the Apollo network.

All mobile and handheld devices that Covered Persons use to connect to the Apollo network or send or receive Apollo Data are subject to Apollo’s Mobile Security Policy.

If a Covered Person has questions about the proper use of the Systems, he/she should contact the

IT Support Team, Legal, or Compliance.

If a mobile device is lost or stolen, including a personal device that has connectivity to Apollo’s network, the IT Support Team must be notified immediately.

5.7       Mobile Security Policy

This Mobile Security Policy applies to any device (personal or Firm owned) that Covered Persons use to send or receive Apollo data or connect to the Apollo network.  All such devices must be set up to receive mobile security applications and software that Apollo will push to the device.  The Mobile Security Policy requires that that the device is locked after at most 5 minutes of inactivity and that the device has a passcode. Apollo has the ability to wipe or remove the device  from  the  Apollo  network  if  the  device  is  lost  or  stolen  or  if  the  device  owner’s relationship with Apollo terminates.

5.8       Suspicious Network Activity and Breach Policy

If a Covered Person has reason to believe that Personal Information or Business Sensitive Information in any form, including electronic and hard copy formats may have been lost (including where such information is temporarily unavailable), stolen, or otherwise compromised (e.g., made public or disclosed to a third party without authorization) the Covered Person should report the suspicion to Compliance and IT Support immediately. The failure of any Covered Person  to  report  lost,  stolen  or  otherwise  compromised  Personal  Information  or  Business Sensitive Information may be deemed a violation of the Code and may result in disciplinary action.

5.9       Employee Remote Network Access Policy

This Employee Remote Network Access Policy is designed to minimize the potential exposure of the Firm to damages that may result from the unauthorized use of Systems.   This Policy applies to all Covered Persons who utilize a Firm-owned or personally-owned computer, workstation, or other device to remotely connect to the Firm’s network.

Covered Persons must follow the Firm’s procedures published by IT Security regarding secure remote access.  Covered Persons must not conduct Firm business using resources not approved by IT Security (e.g., Yahoo mail, Gmail, or unapproved cloud storage platforms).  Covered Persons should confirm that personal devices and equipment used to connect to Firm’s networks meet the requirements of Firm-owned equipment for remote access.  Covered Persons should contact the IT Support Team if they have questions about the applicable requirements.

Subject to applicable laws and regulations, the Firm reserves the right to monitor, review, or disclose  Covered  Persons’  remote  use  of  Systems  as  the  Firm  deems  appropriate  for  its legitimate purposes without further notice or consent from Covered Persons users.  Covered Persons should have no expectation of privacy when remotely accessing Systems.

6.         OTHER BUSINESS CONDUCT

You are expected to conduct the Firm’s business in accordance with the highest legal and ethical standards, respecting the Firm’s clients, investors and related parties, dealing responsibly with the Firm’s assets, and complying with applicable legal and regulatory requirements.

6.1       Assets of the Firm

You are expected to protect the Firm’s assets and the Firm’s clients’ assets.

The Firm’s assets include not only financial assets such as cash, securities and physical assets such  as  furnishings,  equipment  and  supplies,  but  also  client  relationships  and  intellectual property including information about clients, investors, related parties, systems and people.  All property created, obtained, or compiled by or on behalf of the Firm belongs to the Firm.

The Firm’s assets should be used only to conduct the Firm’s business.  Client assets include both financial and relationship considerations and no one is permitted to engage in any activity that could harm a client’s financial interests or the relationship with a Firm client.

6.2       Internal Controls, Record Retention and Reporting

Internal controls and record retention policies have been established in order for Apollo to meet legal and business requirements.

The falsification of any book, record or account relating to the business of Apollo, its clients or to the disposition of assets of the Firm or its clients (including, without limitation, the submission of any false personal expense statement, claim for reimbursement of a non-business expense or a false record or claim under an employee benefit plan) is prohibited and may amount to a criminal offense.

All forms of recorded information created or received in the course of conducting the Firm’s business or involving the Firm’s legal obligations must be maintained and/or discarded in accordance with the Firm’s policies on record retention set forth in Apollo’s Supervisory Procedures Manual.   All Covered Persons are responsible for being familiar, and complying, with these policies.  Notwithstanding any other provision of such record retention policies, no document or record may be destroyed if you have been advised or otherwise should recognize that it may be relevant to a pending or threatened legal or regulatory proceeding.

6.3       Post-Employment Responsibilities

Certain responsibilities undertaken as part of a Covered Person’s employment or association with the Firm continue after termination of a Covered Person’s employment or association with the Firm.   Specifically, all Covered Persons, after the termination of the Covered Person’s employment or other association, must (in addition to other specific requirements of the Code and any employment agreements with the Firm):

•    Return all Firm assets in the Covered Person’s possession, including, but not limited to, files, records, building access cards, keys, cell phones, mobile or remote computers, corporate credit cards, computer software, hardware and disks;

•    Maintain the confidentiality of Confidential Information relating to the Firm, its clients, investors, related parties, or any other confidential information obtained during the Covered Person’s employment;

•    Refrain  from  insider  trading  based  on  information  obtained  during  employment  by

Apollo;

•    Assist Apollo with investigations, litigation, and the protection of intellectual property relating to the Covered Person’s employment;

•    Refrain from soliciting a business or investment opportunity that the Covered Person became aware of during employment or other association with the Firm, from someone doing business or seeking to do business with Apollo; and

•    Refrain from engaging in any business opportunity belonging to the Firm or any client that the Covered Person became aware of during the Covered Person’s employment or other association with the Firm.

6.4       Third Party Agreements

All services/supplier/vendor contracts, agreements and/or engagement letters with third parties (“Third Party Agreements”) should be sent to Legal via the distribution list entitled “Vendor Agreements” (external distribution name:  VendorAgreements@ApolloLP.com ) for review and coordination of execution.   All Third Party Agreements must be reviewed and negotiated by Legal to ensure that Apollo’s interests are adequately represented and only authorized persons sign on behalf of Apollo.  This policy applies to agreements that are being renewed as well as those being entered into with a third party in the first instance.

6.5       Complaints

You must promptly notify the Chief Compliance Officer or designee if you receive written complaints. A “complaint” is defined as any written communication (including electronic communication) from an investor, or any person acting on behalf of an investor, alleging a grievance involving the activities of the Firm or any of its Covered Persons.

7.         INSIDE INFORMATION

Section 204A of the Advisers Act requires that the Firm establish, maintain and enforce written policies and procedures reasonably designed to prevent the Firm and its’ Covered Persons from misusing material non-public information, also known as inside information. Violations of the laws against insider trading and tipping by Covered Persons can expose the Firm and any Covered Person involved to severe criminal and civil liability.  In addition, the Firm and its personnel have ethical and legal responsibilities to maintain the confidences of clients and to protect as valuable assets confidential and proprietary information developed by or entrusted to the Firm.

The Firm and any Covered Person involved may be exposed to potential insider trading or tipping liability under the federal securities laws if the Firm or any Covered Person executes transactions (whether for a client or otherwise) in, or communicates information regarding, securities for which the Firm or any Covered Person possesses material non-public information.

This potential liability is particularly problematic because the Firm as a whole may be deemed to possess material non-public information known by any of its Covered Persons.

The Firm has adopted and implemented the following policies and procedures (i) to ensure the propriety of trading activity by Covered Persons and the Firm on their own behalf or on behalf of clients and (ii) to protect and segment the flow of material non-public information and other confidential information.  The Firm’s lack of information barriers increases the importance of Covered Persons complying with these policies.

7.1       Definition of Material Non-Public Information

Information  is  generally  considered  “material”  if  there  is  a  substantial  likelihood  that  a reasonable investor would likely use the information when deciding to buy, sell or hold the securities of a particular issuer, or if the information is reasonably certain to have an effect on the price of the securities.  If the information would influence one’s decision on whether or not to trade, it should be considered material for purposes of the matters discussed in this Code.  While it is not possible to identify in advance all information that would be deemed material, illustrations of such information may include:

•    Financial   performance,   forecasts   and   changes   in   previously   disclosed   financial information;

•    Projections and strategic plans;

•    Mergers, acquisitions, dispositions or tender offers (whether completed or proposed);

•    Purchase or sale of substantial assets (whether completed or proposed);

•    New major contracts, orders, suppliers, customers or finance sources, or the loss thereof;

•    Significant  new  products  to  be  introduced  and  significant  discoveries  of  natural resources;

•    Significant pricing changes;

•    Changes in dividend policies or amounts;

•    Stock splits, public or private securities/debt offerings;

•    Stock repurchase programs;

•    Significant changes in management or operations;

•    Significant labor disputes or negotiations;

•    Actual or threatened major litigation, or the resolution of such litigation;

•    Financial liquidity problems or extraordinary borrowings;

•    Significant changes in a relationship with a primary lender;

•    Material write-offs or restructurings;

•    Proposed issuance of new securities;

•    Changes in previously disclosed financial information;

•    Significant increase or decrease in backlog orders or the award of a significant contract;

•    Governmental   investigations,   criminal   actions   or   indictments   and   any   collateral consequences including potential debarment from government contracts; and

•    Governmental decision-making affecting specific parties, including regulatory approval and awards of government contracts.

If there is any doubt as to whether information is material, treat the information as material.

“Non-public” information is information that is not generally available to ordinary investors in the marketplace or in general circulation.  As a rule, in order to conclude that information is public, one should be able to point to some fact to show that the information is generally available; for example, its announcement in an SEC filing or in a major news publication such as the Wall Street Journal or other publication of general circulation.  The information must also have been publicly available for sufficient time for the market to react and reflect the information in the security’s price.

7.2       Insider Trading and Tipping

No Covered Person who is aware of material non-public information may engage in transactions in any securities (which, for purposes of these procedures, shall include equity securities, bonds and other debt securities, convertible securities, bank loans, derivatives, options, any stock index including such securities as an element, and any other financial instruments) for himself or herself, as well as on behalf of the Firm, including any client of the Firm, while in possession of material non-public information regarding such securities or the issuer of such securities ( also referred to as insider trading).  Nor may any person communicate such material non-public information to any person who could use such information to purchase or sell securities (also referred to as tipping).  These prohibitions are applicable no matter how the material non-public information is acquired.

Unless a decision has been made by Apollo that the receipt of material non-public information in connection with the Firm’s business is necessary or desirable, Covered Persons should affirmatively avoid directly or inadvertently coming into possession of material non-public information, or communicating material non-public information to others, including information in connection with their personal dealings.  For example, Covered Persons may not discuss Firm and client dealings with unrelated business contacts, family, friends and other third parties.  Such affirmative actions by Covered Persons will reduce the likelihood of insider trading and tipping and will avoid the unwanted imputation of material non-public information to the Firm. Penalties for trading on material non-public information are severe and include both significant monetary fines and imprisonment.

Any Covered Person who comes into possession of material non-public information relating to a security or the issuer of a security must immediately contact a member of Legal and the Chief Compliance Officer or designee, and must refrain from effecting transactions in securities of the issuer or communicating the information to any person inside or outside the Firm unless and until a member of Legal or Compliance advises the Covered Person to the contrary.  Please remember that since Apollo does not have information barriers, if one employee has possession of  material  non-public  information,  the  entire  organization  is  deemed  to  have  it  as  well. Therefore, it is critical to contact a member of Legal or Compliance if you believe you have come into possession of such information.

7.3       Policies  and  Procedures  Concerning  Protection  of  Material  Non-Public

Information and Other Confidential Information

It is imperative that the Firm exercise control over the circumstances in which it and its Covered Persons receive material non-public information and other confidential information.  Without effective controls in this area, the Firm and its clients may be “frozen” in a position or precluded from taking a new position in a security if the Firm or one of its Covered Persons has come into possession of material non-public information concerning that security or its issuer.  Covered Persons may find themselves in similar situations with respect to their personal investments in the event the Firm or another Covered Person comes into possession of material non-public information concerning a security or its issuer.  Therefore, it is essential that Covered Persons not seek information that they believe may be material and non-public information without the prior approval of, and subject to any and all restrictions imposed by, the Chief Compliance Officer or designee.

7.3.1          Firm Restricted List

The contents of the Firm’s Restricted List are confidential and proprietary information of the Firm and may not be communicated to anyone outside of the Firm without the prior approval of the Chief Compliance Officer or designee.

The Firm’s Restricted List is comprised of two parts.

Part I consists of the Holdings List, which is maintained by Operations and generally includes all issuers in which Apollo funds maintain a position.  However, this list does not include the holdings of Athene Asset Management, L.P. (“AAM”) clients or MidCap FinCo Limited (“MidCap”)  clients.  The  AAM  and  MidCap  holdings  are  both  maintained  separately  and reviewed daily.

Part II is the Restricted List which is maintained by Compliance and contains the following:

•    Names of companies about which the Firm, AAM, Redding Ridge or MidCap may have material non-public information;

•    Names  of  entities  with  which  the  Firm,  AAM,  Redding  Ridge  or  MidCap  has confidentiality agreements that may impose certain restrictions on investments; and

•    Names of entities for which members of the Firm, AAM, Redding Ridge or MidCap serve as directors, officers or members of the creditors committee.

Transactions in securities of companies listed on the Restricted List require pre-clearance from the Chief Compliance Officer or designee.  See the Trading section of Apollo’s Supervisory Procedures Manual for trade pre-clearance procedures.

The Restricted List is updated daily and is available both on the intranet and within Everest, the

Firm’s order management system.

7.3.2          Confidential Information Process

As a condition to the Firm receiving material non-public information or other confidential information, the Firm will be asked to enter into a confidentiality agreement whereby the Firm will, among other things, agree to keep such information confidential. The Firm’s procedure for receiving confidential information generally begins with the investment professional as follows:

1.   The investment professional wishes to receive material non-public information or other confidential information on an issuer by one of the following ways: entering into a confidentiality agreement, accessing an E-data room, meeting with an insider, or some other means.

2.  The investment professional will then request to “go private” on such issuer by notifying a member of Legal or Compliance.  Confidentiality agreements should be sent to the “Confidentiality Agreements” email distribution group (external distribution name: ConfidentialityAgreements@ApolloCapital.com).   E-data room

access requests should be sent to the “DataRoomAccess” email distribution group

(external distribution name: DataRoomAccess@ApolloLP.com).

3.   The investment professional is required to identify, to the extent known, the specific Apollo fund(s) that will participate when he or she submits the request.   With respect to the Credit platform, if such specificity cannot be identified at the time of the request, such investment professional is required to identify the specific Apollo Credit strategy or groups involved.

4.   Legal or Compliance will then review the issuer’s name against the Restricted List and Holdings List.  If the issuer’s name is on the Restricted List or Holdings List, Legal  or  Compliance  may  deny  the  investment  professional’s  request  to  “go private.”

5.   If Legal or Compliance grants the investment professional’s request to “go-private” or the issuer’s name is not on the Restricted List or Holdings List, Legal or Compliance will then vet the issuer’s name with the CA Team distribution group (“CA Team”).

6. In cases of confidentiality agreements, Legal will review and negotiate the confidentiality agreement with the counterparty.

7.   Upon the signing of a confidentiality agreement (or determination that material non- public information has been received in the absence of a signed confidentiality agreement), the Chief Compliance Officer or designee will update the Restricted List.

8.   Confidentiality agreements are likely to contain provisions that restrict the sharing of information only with Covered Persons working on the transaction referenced in the agreement.   In such cases, the investment professional must adhere to the restriction and not share the information with anyone who is not a part of the deal team.

No Covered Person is authorized to seek any material non-public information or other confidential information, or enter into any written or oral confidentiality agreement, on behalf of the Firm without the express prior approval of either Legal or Compliance.

7.3.3          Communication with Insiders

Covered  Persons  should  exercise  caution  when  communicating  with  representatives  of companies, creditors’ committees, boards of directors, advisers or significant shareholders (collectively, “Insiders”).   Covered Persons should: (i) identify themselves and the purpose of their communication; and (ii) make clear that the Firm is not seeking material non-public information or other confidential information (and that the Firm will assume that any and all information given to it by an Insider has been publicly disclosed or is not material).

If a Covered Person wishes to obtain material non-public information or other confidential information during such discussions, such Covered Person must first request pre-clearance from a member of Legal or Compliance.  Such member of Legal or Compliance will then review the name of the issuer prior to the Covered Person receiving the material non-public information or other confidential information through the Confidential Information Process.

7.3.4          Communications with Public Employees

Covered Persons should exercise caution with respect to non-public information received from non-public communications with federal legislative, executive, and judicial branch employees (collectively, “Public Employees”).  Under federal law, Public Employees are strictly prohibited from making a private profit using material non-public information derived from their position as a Public Employee or gained through performance of their official duties.

If a Covered Person wishes to obtain material non-public information or other confidential information from Public Employees during such discussion, such Covered Person must first request pre-clearance from a member of Legal or Compliance. Such member of Legal or Compliance will then review the circumstances (including, if applicable, the name of the issuer regarding which material non-public information is to be received) prior to the Covered Person receiving the material non-public information or other confidential information through the Confidential Information Process. Additionally, if a Covered Person is unsure as to whether material non-public information or other confidential information was received, such Covered Person should contact a member of Legal or Compliance.

7.3.5          Inadvertent  or  Unauthorized  Receipt  of  Material  Non-Public

Information

In the event that a Covered Person inadvertently or without authorization comes into possession of material, non-public information concerning any company or the market for its securities, the Covered Person must notify a member of Legal and the Chief Compliance Officer or designee immediately. Upon the receipt of such information, the Covered Person may be “frozen”, in which case he or she may not: (i) disclose the material, non-public information to others within or outside of the Firm; (ii) participate in discussions or deliberation with others within or outside of the Firm, or work on any transactions involving the company to which such information relates; or (iii) engage in transactions (or recommend or suggest that any person engage in transactions) in the securities to which such information relates, without the prior approval of, and subject to any and all restrictions imposed by, the Chief Compliance Officer or designee.

7.4       Limiting Inadvertent Access to Material Non-Public Information and Other

Confidential Information

Covered Persons should take care that material non-public information is not left in public areas. Documents containing material non-public information, to the extent not being filed, should be shredded or otherwise destroyed when being disposed. Note that prior to disposing of a record or document, Covered Persons should check with the Chief Compliance Officer or designee to ensure that it is not required to be maintained by the Firm.  Workspaces should be cleared of documents containing material non-public information at the end of each day and whenever left unattended. Computers should also be locked when leaving workspaces. Covered Persons should not  discuss  material  non-public  information  in  public  areas,  such  as  hallways,  elevators,

restaurants, airplanes or trains.   Covered Persons should take care when transmitting material non-public information, particularly by e-mail or fax, and should verify addresses to ensure that only the intended recipients receive the information.

To the extent that persons who have not entered into confidentiality agreements with the Firm visit the Firm’s offices, appropriate care should be taken to ensure that they are not afforded access to any material non-public information or other confidential information.

7.5       Arrangements with Consultants

From time to time, the Firm may retain the services of outside consultants to provide advice on economic, financial, or political matters. Apollo’s standard agreement with consultants requires that consultants maintain the confidence of any confidential information of the Firm or its clients that is shared with them and, moreover, that they not disclose to any person any material non- public information without the prior written approval of Legal or Compliance.  However, if a Covered Person believes that he or she has come into possession of material non-public information from a consultant, the Covered Person should take the steps outlined above under “Inadvertent or Unauthorized Receipt of Material Non-Public Information” in Section 7.3.5, above.

7.6       “Big Boy Letters”

A Big Boy letter states that parties to a transaction understand that one of them may have more material non-public information than the other, but because they are both sophisticated investors, they are entering into the transaction notwithstanding the information disparity and its potential effect on the price of the securities. Apollo prohibits trading in public securities while potentially in possession of material non-public information in reliance on “big boy letters.”

8.         PERSONAL SECURITIES TRANSACTIONS

Your personal investment activities should always be conducted with the Firm’s reputation in mind and in compliance with all applicable laws and regulations. The Firm generally discourages personal securities transactions where pre-clearance is required. As an accommodation, however, the Firm permits limited personal trading where pre-clearance is required, as described below. In addition to complying with all other Code provisions and relevant policies and procedures, all trading in Employee Related Accounts (as defined below) must adhere to the following policies.

8.1       PTCC

Apollo has an arrangement in place in order for Covered Persons to manage pre-clearance of personal trades, various compliance certifications and other compliance related procedures through the Personal Trade Control Center (“PTCC”).  All new Covered Persons are required to register with PTCC. PTCC may be accessed through Workday via the Firm’s intranet home page.

8.2       Employee Related Accounts

The  Firm  has  adopted  the  following  procedures  concerning  the  pre-clearance  of  certain transactions in, and the reporting requirements with respect to, “Employee Related Accounts,”

defined as:

•    All accounts in the name of (i) the Covered Person, (ii) any member of the Covered Person’s immediate family and to whose support the Covered Person significantly contributes, which may include the Covered Person’s spouse, children, stepchildren, grandchildren, parents, grandparents, stepparents, siblings, persons with whom the Covered Person has an adoptive or in-law relationship or (iii) any other person to whose support a Covered Person significantly contributes;

•    All accounts in which any of the above persons (collectively, “Relevant Persons”) has a direct or indirect beneficial ownership interest; and

•    All other accounts over which any Relevant Person exercises any investment control, influence or discretion (“Discretionary Brokerage Account”).

The term “beneficial ownership,” for purposes of the definition of Employee Related Accounts, is  interpreted  as  set  forth  in  Rule  16a-1(a)(2)  of  the  Securities  Exchange  Act  of  1934,  as amended.   Under this rule, a person has “beneficial ownership” of securities if the person, directly  or  indirectly,  through  any  contract  arrangement,  understanding,  relationship  or otherwise, has or shares a direct or indirect pecuniary interest in the securities.  A “pecuniary interest” in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.  A person is presumed to have an “indirect pecuniary interest” in securities held by members of such person’s immediate family sharing the same household, although this presumption may be rebutted.   For additional information on what would be considered an “indirect pecuniary interest,” see Appendix 8.2.

All Covered Persons who maintain Discretionary Brokerage Accounts must maintain such accounts at a brokerage firm on the approved broker list located in the Personal Trading Policy Appendix of the Supervisory Procedures Manual. For Discretionary Brokerage Accounts held outside the United States, please contact the Compliance department.

Consult with the Chief Compliance Officer or designee if you have any questions as to whether an account is covered by the policies in this Section 8.2.

8.2.1          New Employee Related Accounts and Closed Accounts

Each Covered Person must promptly notify the Chief Compliance Officer or designee through PTCC of the opening of any Employee Related Account.  The notice must include the name and number of such Employee Related Account, and the name and address of the broker-dealer or financial institution where such account is maintained.

Each Covered Person also must promptly notify the Chief Compliance Officer or designee if an

Employee Related Account has closed.

8.2.2          Fully-Managed and Mutual Fund Only Accounts

Investment transactions in fully-managed accounts, where the Covered Person has no investment control, influence or discretion, and investment transactions in accounts in which only mutual funds may be purchased are permitted without pre-clearance by the Chief Compliance Officer or designee.  Certification as to account status will be required at least annually though PTCC.

8.3       Pre-clearance  for  Trades  Other  Than  in  Apollo,  Apollo-Sponsored,  or

Athene Publicly Traded Securities

Unless an exclusion as listed below applies, all personal securities held in Discretionary Brokerage Accounts require pre-clearance from the Chief Compliance Officer or designee. Pre- clearance is authorized for a limited window period of up to three business days and is subject to a minimum holding period of 90 days. The Chief Compliance Officer or designee shall ensure that the appropriate pre-clearance limitations are displayed on approval notices through PTCC.

Approval will not be granted for the purchase of securities of companies with a market capitalization on the date of request of (x) more than $100 million and (y) less than $10 billion (the “Market Cap Rule”).  From time to time, exceptions may be made to the Market Cap Rule. In the event that an exception from the restriction is granted, the Chief Compliance Officer or designee shall make and maintain a record of the basis for the exception. In addition, the following transactions in securities are prohibited: (1) personal transactions in initial public offerings and (2) short sales. If a Covered Person currently has an option position, please contact the Chief Compliance Officer or designee for further instructions.

Transactions  involving  the  following  are  excluded  from  the  pre-clearance  requirement,  the Market Cap Rule (except as it relates to the Apollo or Athene’s publicly traded securities listed out in Section 8.3.3) and the minimum holding period:

•    Government and municipal securities;

•    Exchange  Traded  Funds  (“ETFs”)  and  closed-end  funds,  including  any  derivatives thereof, except for those closed-end funds advised or sub-advised by Apollo, to the extent transactions are executed by a Relevant Persons who is also an access person (see Section

8.3.2);

•    Mutual funds (i.e., open-ended investment companies), except for those mutual funds advised or sub-advised by Apollo, to the extent transactions are executed by a Relevant Person who is also an access person (see Section 8.3.2);

•    Variable annuities;

•    Commodities;

•    Transactions in fully-managed accounts, where Relevant Persons have no investment control, influence or discretion; and

•    Apollo publicly traded stock awarded to employees as part of an equity incentive plan.

An  award  agreement  shall  serve  as  pre-clearance  for  Apollo  publicly  traded  stock awarded to employees as part of an equity incentive plan.

The Chief Compliance Officer or designee will promptly review and determine whether to approve trades requested by Relevant Persons.  In determining whether approval should be granted, the Chief Compliance Officer or designee shall consider all relevant facts, including:

•    If the security is on the Restricted List, Apollo’s Holdings List, AAM’s Holdings List or deal pipeline;

•    If the Relevant Person has or can be attributed with material non-public information about the issuer;

•    If the transaction would otherwise violate the Code; and

•    If the transaction would usurp an opportunity that properly belongs to Apollo clients

(including a consideration of the market capitalization of the company).

8.3.1          Limitations on Trading and Minimum Holding Period for other than AP Alternative Assets, L.P.  Securities

Apollo encourages long-term investing by its Covered Persons and discourages active trading because of the potential conflicts of interest and distractions during business hours.  Covered Persons are prohibited from engaging in day-trading.

All  transactions  in  discretionary  brokerage  accounts  are  subject  to  a  minimum  investment holding period of 90 days.

The holding period for options will be determined at the time approval is provided.

8.3.2          Pre-Clearance for Trades in Funds Sub-Advised by Apollo

Apollo may act as a sub-adviser for certain closed-end or open-ended funds (the “Sub-Advised Funds”).  Certain employees of Apollo should be considered access persons for purposes of these sub-advisory mandates as a result of their role with respect to the funds, including but not limited to their access to information regarding the purchase or sale of securities by the fund.  Relevant Persons who are also access persons must pre-clear all purchases and sales of the Sub-Advised Fund for which they are deemed to be an access person.  Apollo Compliance will maintain a list of all access persons for each Sub-Advised Fund and will provide separate training to such persons upon becoming access persons.

8.3.3          Pre-Clearance for Private Placement Transactions, Private Funds and Alternative Investments

Investments in connection with limited offerings that are not sponsored by Apollo (examples include third party hedge funds, investment partnerships and other private placements) must be pre-cleared  by  submitting  the  Private  Investment  Approval  Form  to  the  Chief  Compliance Officer or designee.  The Private Investment Approval Form is available in the Personal Trading Policy Appendix of Apollo’s Supervisory Procedures Manual.  Pre-clearance for investments in private placements sponsored by Apollo will be documented through the subscription process.

Relevant Persons shall notify the Chief Compliance Officer or designee of all sales of, or withdrawals from, private funds and alternative investments.

8.3.4          Employee   Trading   Policies   for   Apollo,   Apollo-Sponsored   or

Athene Publicly Traded Securities

Personal  transactions  in  Apollo  Global  Management,  LLC  (NYSE:  APO),  AP  Alternative Assets, L.P. (AMS:AAA), Apollo Investment Corporation (NASDAQ: AINV), Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), Apollo Senior Floating Rate Fund Inc. (NYSE:  AFT),  Apollo  Tactical  Income  Fund  Inc.    (NYSE:  AIF),  or  Athene  Holding  Ltd. (NYSE: ATH), (collectively, “Apollo or Athene’s Publicly Traded Securities”) require pre- clearance from the Chief Compliance Officer or designee.  Pursuant to the employee trading policies, the Chief Compliance Officer or designee and the Chief Legal Officer or designee shall determine when the Firm is in an open trading window.  For further details, see Appendix 8.3.3 for the Employee Trading Policies for Apollo or Athene’s Publicly Traded Securities.

8.4       Reporting Requirements

Each Covered Person, on both a quarterly and annual basis, must report to the Chief Compliance

Officer or designee all holdings and transactions in Discretionary Brokerage Accounts.

8.4.1          Holdings Reports

Covered Persons are required to submit a report of the holdings of all Relevant Persons in Discretionary Brokerage Accounts upon hire (“Initial Holdings Report”) and annually thereafter (a “Holdings Report”).   New Covered Persons are required to complete an Initial Holdings Report and provide it to the Chief Compliance Officer or designee within 5 business days of joining the Firm.  The information contained in a Covered Person’s Initial Holdings Report must be current as of a date no more than 45 days prior to the date such person became a Covered Person, and the information contained in the subsequent Holdings Reports of such Covered Person must be current as of a date no more than 45 days prior to the date such Holdings Report was submitted.

Both the Initial Holdings Report and the Holdings Report shall contain, at a minimum, the following information:

•    The title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which each Relevant Person has any direct or indirect beneficial ownership;

•    The name of any broker, dealer or bank with which each Relevant Person maintains an account in which any securities are held for the Relevant Person’s direct or indirect benefit;

•    If  securities  are  held  other  than  with  a  broker,  dealer  or  bank,  the  location  of  the securities; and

•    The date that the Covered Person submits the report to the Chief Compliance Officer or designee.

For a sample Initial Holdings Report and Holdings Report, see the Personal Trading Appendix to

Apollo’s Supervisory Procedures Manual.

Submission to the Chief Compliance Officer or designee of a duplicate copy of the most recent periodic financial institution statements of the Relevant Person within the time frame listed herein, will be sufficient to fulfill this requirement if such financial institution statements include all required information for all securities and there are no securities held outside such accounts. Initial Holdings Reports and Holdings Reports may be submitted electronically or in hard copy.

8.4.2          Transactions Reports

Covered persons are required to provide duplicate account statements for each Relevant Person’s Discretionary Brokerage Account(s) no later than 30 days after the end of each calendar quarter. Such reports must contain information regarding transactions in all of the Relevant Person’s Discretionary Brokerage Accounts (“Transaction Reports”).   Unless approval is given by the Chief Compliance Officer or designee, employees must utilize an approved broker for all Discretionary Brokerage Accounts.  The use of an approved broker allows transaction reports to be transmitted electronically directly from the broker to PTCC.  The transaction reports shall cover, at a minimum, all transactions during the quarter, and shall include the following information:

•    The date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each reportable security involved;

•    The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•    The price of the security at which the transaction was executed;

•    The name of the broker, dealer or bank with or through which the transaction was executed;

•    If not executed through a broker, dealer or bank, the location of the securities and a description of how the transaction was executed; and

•    The date that the Covered Person submits the report to the Chief Compliance Officer or designee.

Transaction reports shall not be required for transactions excluded from the pre-clearance requirement listed in Section 8.3 above.

8.4.3          Duplicate Statements

In order to meet the Holdings Report and Transaction Report requirements, duplicate account statements for all discretionary brokerage accounts must be sent directly to the Chief Compliance Officer, designee, or to PTCC within 30 days after the end of the applicable monthly or quarterly period. A sample authorization letter requesting brokerage firms to send duplicate statements to the Firm is available in Appendix 8.4.3.  A Quarterly Holdings Report will need to be completed if a brokerage firm cannot provide duplicate account statements.  A sample Quarterly Holdings Report  can  be  found  in  the  Personal  Trading  Policy  Appendix  of  Apollo’s  Supervisory Procedures Manual.

Access to duplicate account statements with respect to Employee Related Accounts and other personal securities holdings will be restricted to those persons who are assigned by the Firm to perform review functions, and all such materials will be kept confidential except as otherwise required by law.

8.5       Piggy-Backing and Front-Running

You may not receive any personal advantage from information which has been obtained by, or in the course of, the performance of your duties at the Firm.  Therefore, “piggy-backing” (trading a security in your own account after executing the same trade for a client) and “front-running” (trading a security in your own account prior to trading the same security for a client) are prohibited.

9.         ANTI-MONEY LAUNDERING

It is the policy of the Firm to comply with all applicable laws and regulations designed to combat money laundering (collectively, “Applicable AML Laws”).  Applicable AML Laws include certain provisions of U.S. federal, state and non-U.S. anti-money laundering (“AML”) laws, rules, and regulations, including but not limited to the U.S. Bank Secrecy Act (“BSA”), as amended by Title III of the USA Patriot Act of 2001.  In general, money laundering consists of moving cash or other financial assets attributable to illicit activities through one or more legitimate accounts, businesses or other conduits for the purpose of making such cash or assets appear to be attributable to legitimate activities or otherwise more difficult to trace back to their illicit source.   In this regard, the Firm’s goal is to accept capital contributions only from legitimate, law-abiding investors and to form business relationships and engage in transactions with legitimate, law-abiding counterparties.  The Firm is committed to taking reasonable and practical steps to help achieve this goal.

9.1       AML Compliance Officer

The Chief Compliance Officer also serves as the AML Compliance Officer.   The AML Compliance Officer or designee is responsible for monitoring compliance with Applicable AML Laws, conducting or overseeing ongoing training programs designed to familiarize employees with the requirements of Applicable AML Laws and compliance efforts, and updating senior management of developments in AML compliance efforts and/or Applicable AML Laws.  Any questions or comments regarding these policies and procedures should be directed to the AML Compliance Officer or designee.

9.2       Money Laundering

Money laundering is generally defined as engaging in acts designed to conceal or disguise the true origins of criminally derived proceeds so that the unlawful proceeds appear to have derived from legitimate origins or constitute legitimate assets.  Generally, money laundering occurs in three stages.  Cash first enters the financial system at the “placement” stage, where the cash generated from criminal activities is converted into monetary instruments, such as money orders or traveler’s checks, or deposited into accounts at financial institutions.  At the “layering” stage, the funds are transferred or moved into other accounts or other financial institutions to further separate  the  money  from  its  criminal  origin.    At  the  “integration”  stage,  the  funds  are reintroduced into the economy and used to purchase legitimate assets or to fund other criminal activities or legitimate businesses.  Terrorist financing may not involve the proceeds of criminal conduct, but rather an attempt to conceal the origin or intended use of the funds, which will later be used for criminal purposes.

Regulators and law enforcement agencies will prosecute firms and individuals for assisting a money  launderer,  disregarding  legal  requirements  or  deliberately  “turning  a  blind  eye”  to criminal activity.  Covered Persons are personally responsible for complying with AML laws and are required to immediately report suspicions of money laundering to the AML Compliance Officer.

The AML procedure and policy (“AML Policy”) is set forth in Apollo’s Supervisory Procedures

Manual and must be adhered to at all times.

9.2.1          Know Your Customer (“KYC”)

The “Know Your Customer” process is a vital element of the investor acquisition and retention process.  Appropriate  due  diligence  must  be  completed  prior  to  establishing  a  financial relationship with any investor.  The due diligence review must be designed to address any money laundering risks based on the nature and geographic location of the investor.  The level of due diligence conducted must be reasonable under the circumstances and may require that additional steps be taken for investors who appear to present an increased money laundering risk.  In some instances, it may be reasonable for the Firm to rely on a placement agent or other financial intermediary  with  appropriate  AML  policies  and  procedures  in  place  to  conduct  the  due diligence required with respect to investors introduced to the Firm by such placement agent or financial intermediary.

Procedures for verifying the identity of investors are set forth in the AML Policy. The Firm is required to comply with U.S. economic sanctions against certain countries, entities and persons.

The U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State maintain lists of sanctioned foreign governments and “specially designated” persons and entities.  In connection with KYC due diligence, the AML Compliance Officer or designee will screen each potential investor against the U.S. sanctions lists to ensure that funds are not accepted from or paid to any geographic region, person or entity subject to U.S. sanctions restrictions or country embargoes.  Such screening must be completed prior to the acceptance of any investor.

Procedures for performing sanctions checks are set forth in the AML Policy.

9.3       OFAC Prohibited Assets

The United States Department of Treasury has enacted regulations that prohibit effecting transactions in certain assets.  The following are generally prohibited:

•    Securities  registered  or  inscribed  in  the  name  of  a  Crimean,  Cuban,  Iranian,  North

Korean, Sudanese or Syrian national;

•    Sovereign debt securities representing obligations of the governments of Crimea, Cuba, Iran, North Korea, Sudan and Syria;

•    Debt or equity securities representing obligations of, or ownership interests in, companies appearing on OFAC’s Specifically Designated Nationals or Sectoral Sanctions lists;

•    Debt or equity securities representing obligations of, or ownership interests in, companies located in Crimea, Cuba, Iran, North Korean, Sudan or Syria; and

•    Any  bankers’  acceptances  or  any other securities  which represent  obligations  of,  or ownership interests in, entities owned or controlled by restricted commercial or governmental entities on OFAC sanctions lists referenced above.

9.4       Suspicious Activity

Any “suspicious activities” of any of the Firm’s potential or current investors or counterparties must be reported promptly to the AML Compliance Officer or designee.  Suspicious activities are difficult to define.  Signs of suspicious activity may include:

•    Unusual concern exhibited by a potential or current investor or counterparty regarding Apollo’s compliance with Applicable AML Laws or other government reporting requirements or asks specific questions about how the process is conducted

•    A potential or current investor (or persons/entities publicly associated with such investor) or counterparty that has a questionable background or is the subject of news reports indicating possible criminal, civil or regulatory violations;

•    A potential or current investor or counterparty who appears to be acting as the agent for another entity but declines, evades or is reluctant, without legitimate commercial reasons, to provide any information in response to questions about that entity;

•    A potential or current investor or counterparty is a non-U.S. bank that declines to provide information regarding ownership;

•    A potential or current investor refuses or fails to provide requested information;

•    Information provided by a potential or current investor or counterparty appears false or suspicious, is inconsistent or cannot be explained after additional inquiries;

•    The potential or current investor or counterparty appears to be controlled by a senior foreign political figure;

•    Wire transfers or transactions with individuals or entities, or through countries, identified by the U.S. Department of Treasury of being a “primary money laundering concern,” financial  secrecy  haven  countries,  or  otherwise  reasonably  suspected  of  money laundering, terrorism or other illegal activities without an apparent business reason; and

•    Any suspicious financial transactions, such as capital contributions that are attempted to be made in the form of cash, travelers checks, money orders, cashier’s checks or third- party checks.

In the event that the AML Compliance Officer or designee discovers or is informed of suspicious activity, he or she shall consult with such persons and take such action as he or she deems appropriate given the facts and circumstances, including investigating the suspicious activity and potentially voluntarily filing a suspicious activity report.  The AML Compliance Officer or designee shall make a record of suspicious activity about which he or she becomes aware and the steps taken to investigate the activity.  The AML Compliance Officer or designee shall keep strictly confidential the facts, circumstances, and records of suspicious activities, as well as his or her investigatory actions, and the final outcomes.

For business and security purposes, no one other than the AML Compliance Officer or designee may contact any investor suspected of suspicious activities.

10.       FATCA

The Foreign Account Tax Compliance Act (“FATCA”) is a US tax provision that was put in place to ensure that US persons (individuals and entities) with financial assets outside the US report the income earned on those US assets on their US tax returns. The goal of FATCA is to reduce the ability of US individuals/entities to evade taxes by investing in or through non-US entities.

10.1     How does FATCA impact Apollo?

Generally,   FATCA   will   not   have   any   impact   on   Apollo   investors   who   are   US

individuals/entities.   US individuals/entities will still be required to provide proof of their US status  by  providing  valid  Forms  W-9,  Request  for  Taxpayer  Identification  Number  and

Certification, when subscribing to an Apollo fund.

10.2     Are there topics that Covered Persons should not discuss with investors?

Apollo Investor Relations and other investor-facing Covered Persons must be mindful when communicating with investors to ensure they are not providing advice on ways for the investor to avoid  FATCA  compliance.    For  example,  Covered  Persons  should  not  advise  individual investors who have dual citizenship with the United States not to disclose their US citizenship status.

Providing  advice  to  an  investor  on  how  to  avoid  FATCA  could  have  serious  financial implications for Apollo.   As a result, Covered Persons may not provide any advice to any investor related to providing:

•    AML/KYC documentation, or

•    Tax documentation (Forms W-8 and W-9).

If you receive an inquiry from an investor on AML/KYC or tax documentation, refer them to their personal tax and/or legal advisor.   If the investor is persistent and wants to discuss their FATCA compliance responsibilities with an Apollo representative, please refer the investor to Vincent Maniscalco, FATCA Program Manager.

11.       OUTSIDE  ACTIVITIES, GIFTS  AND OTHER POTENTIAL CONFLICTS  OF INTEREST

A conflict of interest may arise from a Covered Person’s involvement in outside interests or relationships that may either conflict with the Covered Person’s duty to the Firm, adversely affect the Covered Person’s judgment in the performance of his or her responsibilities or provide an actual or potential personal benefit.  The benefit may be direct or indirect, financial or non- financial, through family connections, personal associations or otherwise.  It is the policy of Apollo that all Covered Persons conduct the business affairs of the Firm in accordance with the highest principles of business ethics and in such a manner to avoid such conflicts of interest, whether actual or potential.

Covered Persons should promptly report to the Chief Compliance Officer or designee any situation or circumstance which may give rise to a conflict of interest.

While it is not possible to describe all circumstances where a conflict of interest exists or may exist, the following is intended to provide some guidance about potential conflicts of interest.

11.1     Making Impartial Business Decisions

To avoid a conflict of interest, Covered Persons should approach all persons doing or seeking to do business with Apollo in an entirely impartial manner.  The only criterion of any business decision should be whether Apollo’s clients’ best interests are promoted, and any circumstances

which could call such impartiality into question should be disclosed to the Chief Compliance Officer or designee.   For example, any factors suggestive of a possible conflict in connection with recommending an investment must be disclosed, as should any personal connection that a Covered Person may have with an outside party, such as a consultant, with which we are considering doing business.

11.2     Potential Conflicts of Interest Under Limited Partnership Agreements and

Offering Materials

The Apollo Limited Partnership Agreements and the offering materials of the various Apollo funds contain various provisions relating to possible conflicts of interest, which are too detailed to summarize in this Code.  If you are aware of circumstances that you feel might constitute a conflict of interest between Apollo or any of its Covered Persons and our clients or their limited partners, you must bring the matter to the attention of a member of Legal.

11.3     Dealing with Portfolio Companies

Having an interest in a firm that does business with a portfolio company could create a conflict of interest.  Covered Persons must make full disclosure of any such interests to the Chief Compliance Officer or designee.

11.4     Personal Relationships

In general, without prior approval from the Chief Compliance Officer or designee, you may not act on behalf of Apollo in any transaction or business relationship involving yourself, members of your family, or other persons or organizations with which you or your family have had any significant personal connection or financial interest.

You may not engage in self-dealing or otherwise trade upon your position with Apollo, or accept or solicit any personal benefit from a client, investor, other persons who have a relationship with Apollo or related party that is not generally available to other persons or made available to you due  to  your  position  with  Apollo  (except  in  accordance  with  our  policies  regarding  the occasional acceptance of gifts) without prior approval from the Chief Compliance Officer or designee.

Negotiating with Apollo on behalf of others with whom you or your family has or has had a significant connection should be avoided if there is a risk that your involvement would be perceived as conflict of interest with your position with the Firm.

11.5     Outside Business and Memberships

You should devote the whole of your time and attention to your duties for Apollo.  Any outside activities must not reflect adversely on Apollo or give rise to a real or apparent conflict of interest with your duties to the Firm.  You must be alert to potential conflicts of interest and be aware that, as a condition to your continued employment or other association with the Firm, you may be asked to discontinue any outside activity if a potential conflict arises.  Outside activities must not interfere with your job performance or require such long hours so as to affect your physical or mental effectiveness.  Your job at Apollo should always be your first work priority.

11.5.1        Pursuing Firm Business or Investment Opportunities

You must obtain approval from the Chief Compliance Officer or designee before you:

•    Accept a business or investment opportunity from someone doing business or seeking to do business with Apollo that is made available to you because of your association with the Firm and whose acceptance would create a perception that actions you take may not be in the Firm’s or its clients best interest;

•    Take for yourself a business opportunity belonging to the Firm or any client; or

•    Engage in personal investing or trading, except as otherwise permitted herein.

11.5.2        Outside Employment and Business Activity

Except as authorized by the Chief Compliance Officer or designee, Covered Persons may not be employed, engaged, provide services for, or receive remuneration from any person or entity other than the Firm or any related party (except in connection with such Covered Person’s employment responsibilities).

Outside business activities include any form of employment other than Apollo.  Outside business activities also include serving as a director or officer of another company or organization, or any activity that has the potential to detract from a Covered Person’s ability to devote appropriate time and attention to the Covered Person’s responsibilities to the Firm.  In seeking approval to engage in outside business activity, the Covered Person must disclose whether such company or organization has a relationship with the Firm.

Examples of Activities Requiring Pre-Approval:

•    Any employment, consulting, or other arrangement with another person or entity in which the Covered Person will receive compensation;

•    Serving as a director or officer for another company, or a charitable, non-profit, or professional organization;

•    Starting a business

•    Becoming a candidate for any public office;

•    Serving in any government position or office, including, but not limited to, federal, state, or local government, in addition to school or library boards

•    Serving on a condo, co-op, or housing association.

Each  Covered  Person  seeking to engage in  outside business  activities  must complete  and submit  the  Outside  Business  Activity Approval Request  Form describing  the  nature  of the outside business  activity, the time commitment involved, the parties for whom such Covered Person  will  be  working  or associated  with,  and  a n y  other  relevant  information regarding outside business activity.

Compliance shall maintain  a record  of approvals, denials, exceptions to the policy, and any conditions imposed on the Covered Person’s outside business activity. On an annual basis, all Covered Persons must certify that:

•    Previously  disclosed  outside  business  activities  remain  active,  or,  if  inactive,  when  the activity ceased;

•    All outside business activities have been disclosed to, and approved by, Compliance;

•    Outside  business  activities  will  not  interfere  with  their  duties  and  responsibilities  as  a

Covered Person;

•    Outside business activity will not result in any conflicts of interest for Apollo or its affiliates;

•    They will not disclose or use any proprietary or confidential information in connection with their current or future involvement with outside business activities; and

•    They understand that Apollo and its affiliates have legal and ethical obligations which may govern or impact Covered Persons’ involvement in outside business activities.

Memberships

The  Firm supports its  Covered Persons’  involvement  in community  activities, professional organizations  and not-for-profit  organizations,  provided  such activities  do not violate firm policies or affect  the Firm. Before joining  an organization  or engaging  in such activities, Covered   Persons  should  evaluate   whether   membership  or  participation  could  cause  a conflict  of interest with Firm policies.  If there is any question  as to whether  a conflict  of interest  exists  or  may  exist,  the  Covered  Person  must  consult  with  Compliance  before joining  such organizations  or engaging in such activities.

11.6     Gifts

Covered Persons must (1) pre-clear all gifts with the Chief Compliance Officer or designee given to anyone doing business with, or who is seeking to do business with the Firm’s affiliated registered investment advisers and (2) report to the Chief Compliance Officer or designee all gifts received from anyone doing business with, or who is seeking to do business with, the Firm regardless of value through PTCC. No partners, members, owners, principals, directors, officers, employees and, where applicable, consultants of the Firm (collectively, the “Covered Persons”), may accept gifts having an aggregate value of $100 per year from any person associated with a broker-dealer.   A Covered Person is prohibited from soliciting gifts for himself or for anyone else, or accepting gifts from, or giving gifts to, anyone in return for any business, service, or confidential information of the Firm.

For the purposes of the Code, the term “gift” includes anything of value for which you are not required to pay the retail or usual and customary cost.  A gift may include meals or refreshments, goods, services, tickets to entertainment or sporting events, or the use of a residence, vacation home, or other accommodations.  Gifts given by others to members of your family, to those with whom you have a close personal relationship, and to charities designated by you, are considered to be gifts to you.

Covered Persons may, however, accept or give customary mementos (including birthday and anniversary gifts and gifts for recognition of service and accomplishment), common courtesies,

promotional items, business-related meals, entertainment or favors, and attend or host permitted golf outings and similar business related functions, when (i) such gifts are neither so frequent nor so generous as to appear excessive, (ii) the acceptance or giving of such gift will not place the recipient under any obligation to the donor and will not create the appearance of influencing the recipient and (iii) the level of expense associated with such gift is reasonable and customary in the context of the Firm’s business and the relationship with the donor or recipient.  As a general matter, gifts having a value of $100 or less will be considered immaterial and therefore permissible.

The giving of gifts to public employees is, in most cases, strictly limited by law or regulation. However, depending on the jurisdiction, there may be exceptions.  All gifts provided to public employees must be pre-approved by the Chief Compliance Officer or designee.

11.7     Entertainment

Prior to entertaining a Public Employee (U.S. or non-U.S.), you must obtain pre-clearance from the Chief Compliance Officer or designee (e-mail acceptable).

11.8     Solicitation of Potential Investors

Proper solicitation of potential limited partner investors should emphasize the experience and other benefits of Apollo, and concentrate on providing accurate information to investors so they can make informed decisions.  Solicitations that could cast doubt on the integrity of Apollo, its Covered Persons, or its portfolio companies are prohibited regardless of the justification for such activities.  Prohibited activities include:

•    Using deceptive or misleading statements;

•    Attempting to induce individuals to place their personal interests above those of the companies or organizations they represent;

•    Inducing an individual to breach a contract with a third party;

•    Violating any law, regulation or Apollo policy related to marketing or solicitation;

•    Engaging in any activity that could damage Apollo’s reputation; and

•    Entering agreements with competitors, or violating antitrust laws.

In sum, Covered Persons may only use legal, ethical, and proper methods to solicit potential limited partner investments.  No Covered Person shall make any payments to potential investors for solicitation purposes.

12.       POLITICAL CONTRIBUTIONS

Any Covered Person wishing to make a political contribution to any election (local, state, federal) must receive pre-approval from the Compliance Department.

Improper contact with Public Employees at any level of government – including elected officials, appointed officials, and Public Employees at the federal, state, and local levels – may adversely impact the Firm’s business interests and reputation.  Improper contact may also lead to civil and criminal liability for the Covered Person, and potentially for the Firm as well.  This section of the Code sets forth the Firm’s policies for political giving and related activities.

The Firm and its Covered Persons are prohibited from:

•    Making a contribution that is not in compliance with this section of the Code;

•    Providing or agreeing to provide, directly or indirectly, payment to any person to solicit a government entity for investment advisory services, unless such person is a regulated person or is an executive officer, general partner, managing member (or, in each case, a person with a similar status or function), or employee of the investment adviser; and

•    Coordinating or soliciting any person or political action committee (“PAC”) to make, any:

o Contribution to an official of a government entity to which the Firm is providing or seeking to provide investment advisory services; or

o Payment to a political party of a state or locality where the Firm is providing or seeking to provide investment advisory services to a government entity.

The Firm and its Covered Persons are prohibited from doing anything indirectly that they would be  prohibited  from  doing  directly,  including  making  “conduit”  contributions  through  third parties, including through family members, affiliates, or other persons or entities.

The above prohibitions also apply to covered investment pools. Specifically, an investment adviser to a covered investment pool in which a government entity invests or is solicited to invest is treated as though that investment adviser was providing or seeking to provide investment advisory services directly to the government entity.

Key terms relevant to this section of the Code are defined below.

12.1     Definition of Key Terms

12.1.1        Contribution

For purposes of this section of the Code, the term “contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

•    The purpose of influencing any election for federal, state or local office;

•    Payment of debt incurred in connection with any such election;

•    Transition or inaugural expenses of the successful candidate for state or local office; or

•    A PAC organized under federal or state law.

12.1.2        Covered Investment Pool

For purposes of this section of the Code, “covered investment pool” means:

•    An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) that is an investment option of a plan or program of a government entity; or

•    Any company that would be an investment company under Section 3(a) of the Investment

Company Act, but for the exclusion provided from that definition by either Section

3(c)(1), Section 3(c)(7) or Section 3(c)(11) of the Investment Company Act.

12.1.3        Executive Officer

For purposes of this section of the Code, the term “executive officer” of an investment adviser means:

•    The president;

•    Any vice president in charge of a principal business unit, division or function (such as sales, administration or finance);

•    Any other officer of the investment adviser who performs a policy-making function; or

•    Any  other  person  who  performs  similar  policy-making  functions  for  the  investment adviser.

Please note that a person who is not an employee of the Firm may be deemed to be an “executive officer” in respect of his/her role.

12.1.4        Government Entity

For purposes of this section of the Code, “government entity” means any state or political subdivision of a state, including:

•    Any agency, authority, or instrumentality of the state or political subdivision;

•    A pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code (26 U.S.C.

414(j)), or a state general fund;

•    A plan or program of a government entity; and

•    Officers,  agents,  or  employees  of  the  state  or  political  subdivision  or  any  agency, authority or instrumentality thereof, acting in their official capacity.

12.1.5        Official

For purposes of this section of the Code, “official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office:

•    Is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or

•    Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

12.1.6        Payment

For purposes of this section of the Code, “payment” means any gift, subscription, loan, advance, or deposit of money, in-kind donations of goods and services or anything of value.  In-kind contributions include goods and services offered free of charge or at a discount to a campaign, as well as payments to third party vendors for goods and services provided to a campaign.

12.1.7        Plan or Program of a Government Entity

For purposes of this section of the Code, “plan or program of a government entity” means any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “qualified tuition plan” authorized by Section 529 of the Internal Revenue Code (26 U.S.C. 529), a retirement plan authorized by Section 403(b) or 457 of the Internal Revenue Code (26 U.S.C.

403(b) or 457), or any similar program or plan.

12.1.8        Regulated Person

For purposes of this section of the Code, “regulated person” means:

•    An investment adviser registered with the Commission that has not, and whose covered associates have not, within two years of soliciting a government entity:

o Made  a  contribution  to  an  official  of  that  government  entity,  other  than  de minimis contribution; and

o Coordinated or solicited any person or PAC to make any contribution or payment described in Section 12.2; or

•    A “broker,” as defined in Section 3(a)(4) of the Securities Exchange Act of 1934 (15

U.S.C. 78c(a)(4)) or a “dealer,” as defined in Section 3(a)(5) of that Act (15 U.S.C.

78c(a)(5)),  that  is  registered  with  the  Commission,  and  is  a  member  of  a  national securities  association  registered  under  Section  15A  of  that  Act  (15  U.S.C.  78o-3), provided that:

o The rules of the association prohibit members from engaging in distribution or solicitation activities if certain contributions have been made; and

o The Commission, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than Rule 206(4)-5 imposes on investment advisers and that such rules are consistent with the objectives of Rule

206(4)-5.

12.1.9        Solicit

For purposes of this section of the Code, “solicit” means:

•    With respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment adviser; and

•    With respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

12.2     Pre-clearance of Political Contributions and Contribution Related Activity

All Covered Persons shall obtain pre-clearance from Compliance through PTCC (or if unable to request through PTCC, by email). All Covered Persons are also required to obtain pre-clearance prior to coordinating or soliciting any person or PAC to make, any:

•    Contribution to an official of a government entity; or

•    Payment to a political party of a state or locality.

This requirement to obtain prior approval also applies to your immediate family members who reside with you and to whose support you significantly contribute, which may include your spouse,  children,  stepchildren,  grandchildren,  parents,  grandparents,  stepparents,  siblings, persons with whom you have an adoptive or in-law relationship or any other person to whose support you significantly contribute. Covered Persons must provide the exact amount of the contribution they are requesting, the date the contribution will be made (if approved), and the person and/or entity that will receive the contribution. Depending on the type of request, Compliance may require additional information prior to reviewing the contribution request.  If approval is granted, there may be restrictions or conditions imposed by the Chief Compliance Officer or designee

12.3     Payments for Soliciting a Government Entity

Prior to paying or agreeing to provide, directly or indirectly, payment to any person to solicit a government entity to engage Apollo to provide investment advisory services, a written (email acceptable) request must be made to the Chief Compliance Officer or designee and approval obtained.

12.4     Avoiding Coercion and the Appearance of Coercion

Federal, state, and local campaign finance law prohibits coercion in connection with the solicitation  of  campaign  finance  contributions.    To  avoid  coercion  and  the  appearance  of coercion, the solicitor should:

•    Only solicit individuals of the same management level as the solicitor (i.e., partners should not solicit junior employees);

•    Avoid linking the making of a contribution, whether directly or by implication, with the potential donor’s employment at the firm, their prospects for a promotion, or any other condition of their employment;

•    Inform the potential donor that contributions are voluntary and will not be reimbursed, and that the potential donor may refuse to contribute without fear of reprisal; and

•    Refrain from pressuring colleagues to make a contribution if they express hesitation about doing so.

Refrain from stating that the election of the candidate would benefit Apollo, though the solicitor may make general statements about the importance of the election to private equity firms.

12.5     Use of Firm Name and Resources

The use of Firm resources to solicit contributions should be avoided.  Solicitations should not involve:

•    The use of Apollo computers, phones and other property beyond incidental use;

•    Communications drafted or sent out on Apollo letterhead;

•    The assistance of Apollo staff, including assistants and support staff.

12.6     Reimbursement of Contributions

The reimbursement of campaign contributions is a violation of federal, state, and local campaign finance law, and should be diligently avoided.  Solicitors are prohibited under any circumstances from agreeing to reimburse all or any portion of a contribution, or imply that reimbursement will be forthcoming.

12.7     Political Contributions of Portfolio Companies

It is Apollo’s policy not to direct or make recommendations regarding the political contributions of its portfolio companies.

12.8     Solicitation of Political Contributions and Fundraising Events

As a matter of policy, the Firm generally will not make direct contributions in connection with federal, state, or local elections.

The Firm may from time to time elect to hold a fundraising event in coordination with a candidate for federal, state, or local office.  All fundraising events hosted by Covered Persons or Apollo must be pre-cleared by the Chief Compliance Officer or designee, who may consult with Legal as required.   Covered Persons attending such events are still subject to the political donation pre-clearance requirements, even if the fundraising event has been approved.

13.       ANTI-BRIBERY POLICY AND PROCEDURES

Apollo is committed to upholding the highest ethical standards and operates a zero-tolerance policy with respect to bribery. Compliance with the Anti-Bribery Policy and Procedures is part of that responsibility.   To that end, it is Apollo’s policy to strictly comply with the Foreign Corrupt Practices Act (“FCPA”) and similar anti-bribery laws and regulations in the jurisdictions in which we do business, including, but not limited to, the United Kingdom Bribery Act 2010 (“UK Bribery Act”).

The Anti-Bribery Policy and Procedures apply to all Covered Persons and prohibit any Covered Person from giving or taking bribes of any kind.  Any violation of this Policy or the Procedures will result in disciplinary action, up to and including termination of employment or engagement.

The FCPA makes it unlawful for any person to promise, authorize, offer or give anything of value, directly or indirectly, to  “Foreign Officials” (a broad term that includes employees at all levels of non-U.S. governments, including all state agencies as well as employees of state-owned or state-controlled commercial enterprises, such as banks, and non-U.S. political parties and candidates) to corruptly influence them to misuse their position or obtain an improper advantage for the purpose of obtaining or retaining business for Apollo.  The FCPA applies to the conduct of Apollo and its officers, employees and agents worldwide because Apollo is a U.S. based company.

Countries besides the U.S. also prohibit bribery of domestic and Foreign Officials and private individuals, including the UK under the UK Bribery Act.  Like the FCPA, the UK Bribery Act prohibits individuals from offering, promising, or giving a financial or other advantage to a foreign public official (including U.S. public officials) with the intent to influence the official in his or her official capacity in order to obtain or retain business or an advantage in the conduct of business. The UK Bribery Act also prohibits bribery of domestic (UK) public officials. Importantly, the UK Bribery Act prohibits the bribery of individuals in the private sector (so- called business-to-business or commercial bribery), as well as receiving bribes from any third party.

This document focuses on compliance with the FCPA, but also sets out more restrictive requirements created under the UK Bribery Act.  All of our obligations under the UK Bribery Act are set out in detail in the UK Supplement to the Apollo Code of Ethics.  Those to whom the

UK Supplement applies must comply with the policies and procedures in this document and in the U.K. Supplement.

Both the FCPA and the UK Bribery Act prohibit corrupt payments to Foreign Officials through a third party.  Apollo prohibits Covered Persons and persons acting on its behalf from making payments to third parties where there is likelihood that the third party will use any of the funds to make a prohibited payment to a Foreign Official.  The Firm prohibits Facilitation Payments (defined  below).    Reasonable  and  proportionate  hospitality  and  promotional  expenditures directly related to the promotion, demonstration or explanation of Apollo’s products or services or the execution or performance of a contract, however, may be approved on a case-by-case basis, but such expenditures require review by the Chief Compliance Officer or designee before such a payment is made and must be reported to the Chief Compliance Officer or designee and recorded accurately.  Apollo further prohibits Covered Persons and persons acting on its behalf from taking payments from third parties to improperly influence their conduct and performance of their duties within the scope of activities associated with Apollo.

Covered Persons must promptly report any violation or suspected violation of the Anti-Bribery

Policy and Procedures to the Chief Compliance Officer or designee.

Apollo will investigate all reports made and will not tolerate any kind of retaliation for reports or complaints made where the person making the report had a reasonable belief in its truth.  To the contrary, Apollo protects all reporters, and employees are expected to cooperate in internal investigations.

13.1     Overview of the Foreign Corrupt Practices Act

The FCPA applies to the worldwide conduct of Apollo, its Covered Persons, and its consultants, agents, joint venture partners and other persons acting on behalf of the Firm.  The FCPA has two principal parts: (1) anti-bribery and (2) accounting.

13.1.1        Anti-Bribery Provision

Generally, the FCPA prohibits Apollo and its Covered Persons from promising, authorizing, giving, or offering payment of money or anything of value (including gifts, meals and entertainment), or providing any other benefit (e.g., such as offering an intern position to a relative of a Foreign Official), directly or indirectly (i.e., through third parties such as agents), to a Foreign Official in order   to induce the recipient to misuse his or her official position or to retain or obtain an improper advantage in connection with Apollo’s business.

13.1.1.1         Foreign Officials

Under the FCPA, “Foreign Official” is defined broadly to cover any employee of any instrumentality at any level (federal, state, or local) of a non-U. S government, a non-U.S. political  party,  or  a  “public  international  organization,”  a  term  that  includes,  among  other entities,  the  United  Nations,  the  World  Bank,  and  the  World  Health  Organization.    This definition  covers  any  employees,  officers,  or  agents  of  any  entity  in  which  a  non-U.S. government  has  substantial  direct  or  indirect  ownership  or  control,  and  therefore  includes employees of commercial enterprises in which there is a sufficient level of governmental ownership or control.

Foreign Officials under the FCPA often encompass a broader group of people than the commonplace concept of a government official or public official under the law where the official lives.    Thus,  an  individual  may  be  a  Foreign  Official  even  if  he  or  she  does  not  have  a government title or is not directly employed by a government agency.  For example, employees of state-owned or controlled banks, airlines, hospitals, airports, phone companies and other entities subject to government ownership interests are covered under the FCPA.

A Foreign Official can be any of the following:

•    Any employee of a government or state-owned or state-controlled entity such as a state- owned airline (even if the person and entity are performing what we consider commercial functions);

•    Any employee of a public international organization (such as the United Nations, World

Bank, or World Health Organization);

•    Any candidate for a political office, and any political party official; or

•    Family members of any of the above persons.

13.1.1.2         Restrictions on Payments to Third Parties

Under the FCPA, you must never promise, authorize, give, or offer anything of value to a third party that you suspect or have reason to believe may be passed to Foreign Officials or other persons to improperly influence any person’s decision-making.  You must not use or allow an agent, consultant, representative or business partner (such as a joint venture participant) to make any payment that Apollo itself cannot make.

Under  the  FCPA,  Apollo  and  its  Covered  Persons  may  be  held  liable  for  consciously disregarding indications (by ignoring or failing to investigate warning signs) that a third party may be making improper payments.  Examples include:

•    The third-party requests payment to offshore bank accounts;

•    The size of a payment is not commensurate with services performed; or

•    There is a general lack of a visibility into the third-party agent’s activities.

If you suspect or have reason to suspect that a third party is using even its own funds to make such payments, you must report your suspicions to the Chief Compliance Officer or designee.

13.1.2        Accounting Provisions

The FCPA also prohibits the submission of false or misleading reports or financial statements

(e.g., misstating the number of guests at a business dinner in an employee expense report, or attaching a fictitious receipt to support an expense report).

13.1.2.1         Accurate Records

Apollo’s books, records, accounts and financial statements must be maintained in reasonable detail, must accurately reflect Apollo’s transactions, and must be maintained in accordance with Apollo’s system of internal controls.

Any Covered Person who creates or causes the creation of a false or misleading record or accounting entry, or fails to disclose payments, assets or liabilities will be subject to disciplinary action, up to and including dismissal.   If you learn of any false or misleading entries, or unrecorded payments, you should report them immediately to the Chief Compliance Officer or designee. As noted above, Apollo protects all reporters and will not tolerate any retaliation against parties who report behavior that may be improper.

13.1.2.2         Payments, Recordkeeping and Reimbursements

Covered Persons making business payments must always ensure that any such payments:

•    Reflect the actual value of the services provided;

•    Are made for a proper business reason;

•    Are made to legitimate service providers;

•    Are accurately and completely recorded; and

•    Meet the requirements of the laws of the U.S., U.K., and of other countries where we do business.

These fundamental requirements take on even greater significance in connection with Apollo’s international business.

13.2     The Firm’s Anti-Bribery Procedures

13.2.1        Gifts, Travel, Entertainment and Educational Expenses Involving

Foreign Officials

All gifts, travel, or entertainment to Foreign Officials require written approval from the Chief Compliance Officer or designee and, in certain circumstances, as determined by the Chief Compliance Officer or designee, the completion of the Gift, Travel and Entertainment Pre- Approval Form, Appendix 13.2.1.

13.2.2        Prohibited Payments, Gifts, Travel, Entertainment and

Educational Expenses for Foreign Officials

Some business people with general awareness of the FCPA and/or UK Bribery Act mistakenly assume that the statute prohibits only “bribes” in the form of cash payments to Foreign Officials.

The FCPA and UK Bribery Act are much broader than that: they prohibit improperly giving, promising, authorizing, or offering the payment of anything of value to a Foreign Official to induce the official to misuse his or her office or secure an improper advantage to obtain or retain business.

Accordingly, the FCPA’s and UK Bribery Act’s restrictions extend to many forms of travel and entertainment expenditures for the benefit of Foreign Officials, as well as non-cash gifts and other benefits, such as offers of employment, educational placement, and charitable donations to entities related to Foreign Officials.  In short, customary business practices that are appropriate with respect to non-government related customers, suppliers or other entities may be impermissible under the FCPA and/or UK Bribery Act if a Foreign Official is involved.

No gift of cash or its equivalent to a Foreign Official is ever permitted (subject to the narrow exception for extraordinary circumstances described herein).  Any stipend, per diem payment or gift of any instrument exchangeable for cash, products or services is prohibited.

13.2.3        Permissible Payments, Gifts, Travel, Entertainment and Educational Expenses for Foreign Officials with Prior Approval of the Chief Compliance Officer

The FCPA and the UK Bribery Act do not prohibit all gifts and entertainment for Foreign Officials.    These  laws  focus  on  gifts  and  payments  made  to  improperly  influence  Foreign Officials to misuse their office.  These laws do not bar some gifts and entertainment for Foreign Officials in certain circumstances where such gifts are reasonable, consistent with local law, or made for legitimate business purposes, i.e., in connection with the promotion, demonstration or explanation of Apollo’s products or services or the execution or performance of a contract.

Paying for customary and reasonable business meals for Foreign Officials in conjunction with legitimate business activities may be appropriate and permissible.  Similarly, it is sometimes permissible to give Foreign Officials gifts of minimal value that promote, demonstrate or explain Apollo’s products or services (such as small gifts bearing an Apollo logo).

Before offering or making such a payment, you must follow the procedures outlined in this section.

Any expenses for gifts or entertainment for Foreign Officials must be reported in advance and approved by the Chief Compliance Officer or designee.  You must always submit receipts for gifts or entertainment for Foreign Officials.

13.2.4        Facilitation Payments

Facilitation Payments are typically small, unofficial payments made to obtain or accelerate a routine  government  action  by  a  government  official.    Indeed,  Foreign  Officials  sometimes request payments or other things of value to expedite or “facilitate” routine, non-discretionary government actions, such as obtaining utility services or visas, obtaining electrical service, or processing certain papers (“Facilitation Payments”).

The UK Bribery Act expressly prohibits Facilitation Payments.  Likewise, Apollo generally prohibits Facilitation Payments. Offering, promising, or giving a financial or other advantage, regardless of its size or amount, to any foreign public official is a violation of the UK Bribery Act if it is done with the intent to influence the foreign public official in his or her official capacity  and  to  obtain  or  retain  business  or  a  business  advantage.      Similarly,  offering, promising, or giving a financial or other advantage, including a payment, regardless of its size or amount, to another person violates the general bribery provisions of the UK Bribery Act if it is done with the intent to induce or reward improper performance of a relevant function or activity, or when knowing or believing that acceptance of the advantage would itself constitute the improper performance of a relevant function or activity.

The Firm recognizes that occasionally payments may be demanded under duress. Duress may occur  where  there  is  actual  or  threatened  violence,  imprisonment  or  other  personal  threat intended  to  coerce  someone  to  make  a  payment  against  their  will.  We  do  not  expect  any personnel to compromise their safety or security or that of others, but we do require that they make a written report of any such incident to the Chief Compliance Officer or designee so that appropriate action can be taken to prevent any recurrence.

In addition, in limited instances, the Firm may make an exception to this policy after considering all factors in a risk-based analysis, particularly in instances where the health and safety of an individual are at risk.  You may request an exception to the policy by reviewing the details of the requested payment in advance with the Chief Compliance Officer or designee and must obtain his or her prior written approval before responding or making any payment. You will be asked to provide the name of the official requesting the payment, the purpose of the payment, the amount, how it will be recorded, and who is aware of the payment request.  If any such payments are approved, they must be accurately documented in Apollo’s books and records.

13.2.5        Restrictions on Reimbursements and Use of Cash

Apollo will only pay reimbursements for goods, services, or other expenditures that are fully and properly supported by third-party invoices or receipts in accordance with Apollo’s Travel & Expense  Policy.    You  should  refer  to  Apollo’s  Expense  Reporting  Guidelines.    With  the exception of normal and customary petty cash requirements, cash transactions in connection with Apollo’s business should be avoided.

Cash or cash equivalents may never be provided to a Foreign Official unless approved by the Chief Compliance Officer or designee in advance.   Notwithstanding the foregoing, this prohibition shall not apply to payments for purposes of protecting the health and safety of a Covered Person or payments made under other extraordinary circumstances where obtaining pre- approval is not feasible.  If such payment is made, it should still be accurately recorded and reported to the Chief Compliance Officer or designee promptly.

13.2.6        State-Owned Entities or Instrumentalities

Employees of state-owned or -controlled entities or instrumentalities are Foreign Officials under the FCPA.  Payments to employees of state-owned or state controlled entities are, therefore, subject to the Anti-Bribery Policy and Procedures.

Under the FCPA, “Foreign Officials” include officers or employees of a department, agency, or instrumentality of a foreign government.   Many governments operate through state-owned or

-controlled entities, particularly in such areas as aerospace and defense manufacturing, banking and finance, healthcare and life sciences, energy and extractive industries, telecommunications, and transportation.  Whether a particular entity constitutes a state-owned or -controlled entity (“SOE”) or instrumentality under the FCPA requires a fact-specific analysis of an entity’s ownership, control, status, and function. Covered Persons are required to consult in advance with the Chief Compliance Officer or designee for guidance regarding an entity’s SOE status before providing anything of value to an employee or representative of such entity.   Determining whether a particular person is a Foreign Official can be complex and may require legal advice.  If you are uncertain whether any individual with whom you have business contacts meets this definition, please consult the Chief Compliance Officer or designee.

13.2.7        Entertainment

Reasonable and proportionate incidental business hospitality of a small value which seeks to improve the Firm’s image, to better present the Firm’s services, or to establish a cordial business relationship may be permitted, provided that the purpose of the hospitality is not to induce or reward improper action by any person, or to influence a foreign public official in order to obtain such business. Whether the hospitality is provided for bona fide reasons and the reasonableness and proportionality of the hospitality will be determined by the surrounding circumstances.

Prior to entertaining a Foreign Official, you must notify the Chief Compliance Officer or designee.  Notification via email is acceptable.  The Chief Compliance Officer or designee will advise as to whether, in the circumstances, you will be required to complete and submit the Gift, Travel and Entertainment Pre-Approval Form.

Frequent entertainment may be appropriate, but must be approved in writing, in advance by the Chief Compliance Officer or designee by submitting a completed Gift, Travel and Entertainment Pre-Approval Form. The frequency of hospitality must be carefully monitored, as the cumulative effect of frequent hospitality can give rise to the appearance of corruption. Hospitality for an individual should not exceed four events (across all categories) in any calendar year except with prior approval of the Chief Compliance Officer or designee.

Any request for the payment of a Foreign Official’s travel can only be approved by the Chief Compliance Officer or designee and will only be approved if it is bona fide, reasonable, and directly related to either (a) the promotion, demonstration or explanation of products or services or (b) the execution or performance of a contract with a foreign government.

In  determining  whether  to  approve  a  request  to  entertain  a  Foreign  Official,  the  Chief Compliance Officer or designee will consider all the relevant facts and circumstances, including, but not limited to, the cost of the proposed entertainment.  While there are no clear thresholds on what constitutes permissible entertainment, the U.S. Department of Justice (“DOJ”) and the U.S. Securities and Exchange Commission (“SEC”) have opined that it is difficult to envision any scenario in which the provision of cups of coffee, taxi fare, or company promotional items of nominal value would ever evidence an attempted bribe.

13.3     Commercial Bribery

The UK Bribery Act and other anti-corruption laws prohibit commercial bribery (i.e., bribes, kickbacks or other compensation paid to, or received by an officer, director, partner, employee or agent of a business organization to obtain a business advantage).  Under no circumstances may Apollo or its Covered Persons, consultants, contractors or sub-contractors receive, or agree to receive, give, pay, offer or promise to pay, or authorize the giving or payment of money or anything of value to any person (i) for the purpose of (a) improperly obtaining or retaining business or securing an improper business advantage or (b) inducing or rewarding improper performance of a relevant function or activity, or (ii) when you know or believe that acceptance of the advantage would itself constitute the improper performance of a relevant function or activity, regardless of whether that person is a public official or private actor.

13.4     Contracts     with     Third     Party     Agents    and     Consultants     (“Covered

Intermediaries”)

You, as an individual, and Apollo can be held criminally liable for improper payments by third parties acting on behalf of Apollo.  For this reason, Apollo policy requires that you follow certain steps, detailed below, when obtaining the services of a certain category of third parties (referred to  below  as  “Covered  Intermediaries”)  in  connection  with  Apollo’s  business.    These  steps include due diligence procedures to be performed before engaging Covered Intermediaries, and certain contractual provisions that must be included in the relevant agreements.

13.4.1        Covered Intermediaries

“Covered Intermediaries” include all third parties engaged by Apollo:

•    To assist in obtaining, conducting or retaining business outside of the United States with a government entity or state-owned entity; or

•    To assist in obtaining permits, licenses or other documentation or certification needed to conduct business outside of the United States; or

•    To  represent  Apollo  in  dealing  or  having  contact  with  any  Foreign  Officials  or government or state-owned entities.

Examples of the types of third parties subject to this policy are:

•    Apollo’s “authorized agents” such as “placement agents”; and

•    Certain consultants not typically engaged by Apollo in high-risk countries who deal with discretionary matters relating to Apollo’s business with Foreign Officials.   A high-risk country is a country that has a score of 60 or less on Transparency International’s Corruption Perceptions Index.  See https://www.transparency.org/cpi2014/results.

For countries not listed on the Transparency International Corruption Perceptions Index, please contact the Chief Compliance Officer or designee for guidance.

Determining whether a third party falls within the definition of Covered Intermediary can be difficult and may require legal advice.   However, any “authorized agent” (i.e., parties contractually designated as agents authorized to act on Apollo’s behalf) and any third party acting on Apollo’s behalf in dealing with any unit of government (including state-owned enterprises) will fall within the definition.   If you are uncertain whether any third party with whom you have business contacts meets this definition, please consult the Chief Compliance Officer or designee.

13.4.2        Due Diligence Required in Order to Engage an Intermediary

Before entering into any contract with a Covered Intermediary, you must first conduct a reasonable due diligence investigation into the background, reputation, and business capabilities of the Intermediary.  This due diligence should be documented on the Intermediary Diligence Form attached hereto as Appendix 13.4.2.

The Chief Compliance Officer or designee shall review completed Intermediary Diligence Forms and perform additional investigation, as appropriate.  The overall investigation should include:

•    Verification of  the  Covered  Intermediary’s  credentials  and  reputation  with  reputable sources in the United States or the local jurisdiction;

•    Inquiry into whether the Covered Intermediary has been subject to any formal or informal allegations (including in the media) regarding any misconduct indicating dishonesty;

•    Documentation of the reason for the retention, including an analysis of the Covered

Intermediary’s qualifications and expertise;

•    Review of the appropriateness of the cost of services when compared to compensation paid to others for similar services under similar circumstances;

•    Reasonable inquiries as to whether an owner, employee, consultant, or representative of the Intermediary is a Foreign Official, an official’s family member, or a close business associate;

•    A determination regarding the location of where the Covered Intermediary’s fee will be paid, and whether it is in the same location/country where the Covered Intermediary is located; and

•    Reasonable inquiries as to whether the Covered Intermediary will retain or has retained any subcontractors or consultants, what type of investigation it has done into the reputation of those persons, and whether those persons are under the control of the Covered Intermediary.

Each of these steps must be fully documented before the contract is signed as part of the contract review.  A copy of the due diligence file shall be maintained by the Chief Compliance Officer or designee for each Covered Intermediary reviewed, whether or not retained.

13.4.3        Provisions Required to be Included in Contracts with Covered

Intermediaries

Every Covered Intermediary must enter into a written agreement with Apollo, which must contain representations relating to the FCPA as approved by the Chief Compliance Officer or designee.  Annual certifications should also be obtained from Covered Intermediaries by the appropriate business unit representative in the form included in Appendix 13.4.3 or in a form approved by the Chief Compliance Officer or designee and submitted to the Chief Compliance Officer or designee.

Contracts that provide for payments to parties other than the contracting Covered Intermediary, or payments to countries other than the home country of the contracting party, are generally not acceptable.

Compensation to Covered Intermediaries must be commercially reasonable and commensurate with the tasks that the contractor undertakes.  Payments to Covered Intermediaries must be made in accordance with the terms of their contracts.  You must not honor requests to vary the terms of contracts by:

•    Increasing or decreasing agreed amounts on any invoice if such a request is contrary to

Apollo’s standards, procedures or applicable laws; or

•    Submitting multiple invoices if you suspect such invoices may be used in a manner contrary  to  Apollo  standards,  procedures  or  applicable  laws  or  otherwise  used improperly.

13.5     Mergers, Acquisitions and Joint Ventures

From time to time, Apollo will engage in business transactions such as mergers, acquisitions and/or joint ventures.  As part of due diligence procedures for Anti-Corruption, and prior to the execution of these transactions, the Deal Team must ensure that outside counsel representing the Firm on such transactions conducts and documents an FCPA and UK Bribery Act review. Documentation shall be forwarded and maintained by the Legal Department or by the law firm conducting the review.  For joint ventures where Apollo does not own majority interest, Apollo must make reasonable efforts to ensure that the joint venture business partner maintains a system of internal controls, accurate books and records and does not engage in corrupt payments.  For additional information regarding Mergers, Acquisitions, and/or joint ventures, please contact the Legal Department.

13.6     Charitable Contributions

From time to time, Apollo will elect to make charitable contributions. Any known related party interest in the charity involving a Foreign Official, or any charitable donations that are requested by a Foreign Official, must be reviewed in advance by the Chief Compliance Officer or designee prior to any payment being promised, authorized, offered, or made.

14.       WHISTLEBLOWER POLICY

See Appendix 14 for the Firm’s Whistleblower Policy.

15.       BUSINESS CONTINUITY PLAN

Apollo has created a business continuity plan (the “BCP”) to provide guidance to all Covered Persons in the event of an emergency.  The purpose of the BCP is to ensure that Apollo can continue  to  conduct  its  business  in  the  event  of  an  emergency  that  results  in  a  business disruption.  A copy of the BCP is distributed only to those with a role in implementing the BCP. Covered Persons should call the following emergency hotline numbers if a business interruption has occurred:

U.S. & Canada Offices: 1(800) 609 0140

London: +44 (20) 7016 5005

Frankfurt: +49 (69) 78988 7150

Hong Kong & Shanghai Offices: +852 3588 6370

Mumbai & Delhi Offices: +91 (22) 3957 1460

Luxembourg: +352 2088 1340

Singapore: +65 6372 5470

Madrid: +34 91198 3740

Note for Registered Representatives affiliated with Apollo Global Securities, LLC (“AGS”)

As a Registered Representative of AGS, you may be subject to additional obligations in conjunction with those described in this Code of Ethics.  Registered Representatives should review this document in conjunction with the AGS Compliance Manual and Written Supervisory Procedures.